Exhibit 10.30

OPTION AND LICENSE AGREEMENT

BY AND BETWEEN

REGENXBIO INC.

AND

CLEARSIDE BIOMEDICAL, INC.

August 29, 2019

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

TABLE OF CONTENTS

1.	DEFINITIONS1
2.	OPTION12
2.1.	Option12
2.2.	Exercise of Option12
2.3.	End of Option Term13
3.	LICENSES AND RELATED GRANTS OF RIGHTS13
3.1.	Commercial License13
3.2.	Sublicenses13
3.3.	Transfer of Know-How13
3.4.	Confirmatory Patent License14
3.5.	Exclusivity Covenants14
3.6.	Emory/Georgia Tech Agreement14
3.7.	Reserved Rights14
4.	DEVELOPMENT, COMMERCIALIZATION AND MANUFACTURE OF COVERED PRODUCT15
4.1.	Diligence15
4.2.	Development15
4.3.	Commercialization and Manufacture of Covered Product18
4.4.	Booking of Sales; Distribution18
5.	MANUFACTURE AND SUPPLY OF CLEARSIDE DEVICES18
5.1.	General Obligation; Continuity of Supply18
5.2.	Preclinical and Clinical Manufacture and Supply of Clearside Devices19
5.3.	Commercial Manufacture and Supply of Clearside Devices19
5.4.	Supply Protection20

5.5.	GMP22
6.	PAYMENTS TO CLEARSIDE22
6.1.	Option Exercise Fee22
6.2.	Development and Regulatory Milestone Payments22
6.3.	Commercial Milestones23
6.4.	Royalties25
6.5.	Royalty Payments and Reports25
6.6.	Currency; Payment Instructions; Late Payments26
6.7.	Taxes26
6.8.	Financial Records26
6.9.	Audit27
6.10.	Confidentiality27
7.	PATENT MATTERS; OWNERSHIP OF INTELLECTUAL PROPERTY27
7.1.	Filing, Prosecution and Maintenance of Patent Rights27
7.2.	Enforcement of Rights28
7.3.	Privileged Information30
7.4.	Patent Term Extension and Supplementary Protection Certificate30
7.5.	Ownership of Intellectual Property30
8.	CONFIDENTIALITY30
8.1.	Protection of Confidential Information30
8.2.	Certain Permitted Disclosures31
8.3.	Securities Law Filings and Other Disclosures32
8.4.	Public Announcements32
8.5.	Return of Confidential Information32
9.	REPRESENTATIONS AND WARRANTIES32

9.1.	Mutual Representations and Warranties32
9.2.	Representations and Warranties of Clearside33
9.3.	Representations and Warranties of REGENXBIO35
9.4.	Additional Covenants35
9.5.	Bring Downs to Representations and Warranties of Clearside36
9.6.	Disclaimer36
10.	TERM AND TERMINATION36
10.1.	Term36
10.2.	Termination37
10.3.	Remedies38
10.4.	Survival of Certain Obligations39
11.	LIMITATION ON LIABILITY, INDEMNIFICATION AND INSURANCE39
11.1.	No Consequential Damages39
11.2.	Indemnification by REGENXBIO39
11.3.	Indemnification by Clearside40
11.4.	Procedure40
11.5.	Insurance41
12.	MISCELLANEOUS41
12.1.	Assignment41
12.2.	Rights in Bankruptcy42
12.3.	Further Actions42
12.4.	Force Majeure42
12.5.	Notices42
12.6.	Amendment43
12.7.	Waiver43

12.8.	Severability43
12.9.	Headings44
12.10.	Governing Law44
12.11.	Dispute Resolution44
12.12.	Entire Agreement44
12.13.	Independent Contractors44
12.14.	Cumulative Rights44
12.15.	Counterparts44
12.16.	Interpretation45
12.17.	No Third Party Rights or Obligations45

OPTION AND LICENSE AGREEMENT

This Option and License Agreement (the “Agreement”) is entered into as of August 29, 2019 (the “Effective Date”), by and between Clearside Biomedical, Inc., a Delaware corporation with a place of business at 900 North Point Parkway, Suite 200, Alpharetta, Georgia 30004 (“Clearside”) and REGENXBIO Inc., a Delaware corporation with a place of business at 9600 Blackwell Road, Suite 210, Rockville, Maryland 20850 (“REGENXBIO”).  Clearside and REGENXBIO may each be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, REGENXBIO is engaged in the research, development and commercialization of gene therapy products that utilize adeno-associated virus (“AAV”) vectors for the treatment of various diseases and conditions, including diseases and conditions of the eye;

WHEREAS, Clearside has developed and owns or controls rights to a minimally invasive device that is capable of delivering therapy to specific portions of the eye (as further defined below, the “Clearside Device”);

WHEREAS, REGENXBIO and Clearside have entered into that certain Technology Access Agreement dated as of May 23, 2019, pursuant to which Clearside has granted certain rights to REGENXBIO to evaluate the use of the Clearside Device in connection with REGENXBIO’s products (the “Technology Access Agreement”); and

WHEREAS, as contemplated by the Technology Access Agreement, REGENXBIO and Clearside are entering into this Agreement to provide REGENXBIO with certain rights to develop and commercialize products that are administered to the patient using a Clearside Device.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.DEFINITIONS.

When used in this Agreement, the following capitalized terms have the meanings set forth in this Article 1.

1.1“AAV” is defined in the recitals.

1.2“AAV Active Substance” means any biological molecule, compound or other active ingredient or biologically active substance that is encoded or delivered by an AAV vector.

1.3“Acquirer” means, collectively, with respect to a Party: (a) any Third Party that, after the closing of a Change of Control, controls (within the meaning set forth in the definition of Affiliate) such Party; and (b) such Third Party’s Affiliates existing immediately prior to the closing of such Change of Control.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

1.4“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or, is under common control with such Person.  As used in this definition and the definition of Acquirer only, the term “control” will mean, as to any Person, (a) direct or indirect ownership of more than fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting interests or other ownership interests in the Person in question; or (b) possession, directly or indirectly, of the power to generally direct or cause the direction of management or policies of the Person in question (whether through ownership of securities or other ownership interests, by contract or otherwise).

1.5“Agreement” is defined in the introduction to this Agreement.

1.6“Alternative Manufacture Election” is defined in Section 5.4.2(a).

1.7“Applicable Law” means any law or statute, any rule or regulation (including written governmental interpretations thereof, the guidance related thereto, or the application thereof) issued by a Governmental Authority or Regulatory Authority and any judicial, governmental, or administrative order, judgment, decree, or ruling, in each case as applicable to the subject matter and the parties at issue.

1.8“Batten Disease” means all neuronal ceroid lipofuscinose disorders.

1.9“BLA” means a Biologics License Application, or similar application for marketing approval of a product submitted to the FDA, or a foreign equivalent of the FDA.

1.10“Breaching Party” is defined in Section 10.2.1.

1.11“Business Day” will mean any day other than a Saturday, Sunday, or United States federal holiday.

1.12“Calendar Quarter” means any of the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31 of any Calendar Year, except that the first Calendar Quarter of the Term will commence on the Effective Date and the last Calendar Quarter will end on the last day of the Term.

1.13“Calendar Year” means (a) for the first Calendar Year during the Term, the period commencing on the Effective Date and ending on December 31 of the year during which the Effective Date occurs, (b) for the last Calendar Year, the period commencing on January 1 of the last year of the Term, and ending on the last day of the Term, and (c) each interim period of twelve (12) months commencing on January 1 and ending on December 31.

1.14“Change of Control” means, with respect to a Party, (a) a merger, reorganization or consolidation of such Party with or into a Third Party which results in the voting securities of such Party outstanding immediately prior thereto ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity or the ultimate parent of the surviving entity immediately after such merger, reorganization or consolidation, (b) a Third Party becoming the

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party other than as a result of a bona fide financing transaction of such Party or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s business or assets to which this Agreement relates.

1.15“Clearside” is defined in the introduction to this Agreement.

1.16“Clearside Device” means a drug delivery product or device that is Covered by the Clearside Technology.

1.17“Clearside Indemnified Party” is defined in Section 11.2.

1.18“Clearside Inventions” is defined in Section 7.5.2.

1.19“Clearside Know-How” means all Know-How that: (a) is Controlled by Clearside or any of its Affiliates as of the Effective Date or becomes Controlled by Clearside or any of its Affiliates (excluding an Acquirer) during the Term; and (b) is necessary or useful for Development or Commercialization of a device for delivery of therapeutic agents (including an AAV Active Substance) to the suprachoroidal space of the eye, the use or Manufacture of any such device, or administration of any AAV Active Substance using any such device.  Without limiting the foregoing, Clearside Know-How includes Know-How relating to: (x) administration of any biological molecule, compound or other active ingredient or biologically active substance using the Clearside Device; and (y) design of pre-clinical and clinical studies to test the safety and efficacy of the Clearside Device.

1.20“Clearside Manufacturing Know-How” has the meaning set forth in Section 3.3.

1.21“Clearside Patent Right” means any and all Patent Rights Controlled by Clearside or any of its Affiliates as of the Effective Date or that become Controlled by Clearside or any of its Affiliates (excluding an Acquirer) during the Term that Cover a device for delivery of therapeutic agents (including an AAV Active Substance) to the suprachoroidal space of the eye, the use or Manufacture of any such device, or administration of any AAV Active Substance using any such device.  The Clearside Patent Rights existing as of the Effective Date include the Patent Rights listed in Exhibit A.

1.22“Clearside Safety Stock” is defined in Section 5.4.1(b).

1.23“Clearside Technology” means the Clearside Patent Rights and the Clearside Know-How.

1.24“Commercial License” is defined in Section 2.2.

1.25“Commercial License Terms” is defined in Section 2.2.

1.26“Commercial Milestone” is defined in Section 6.3.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

1.27“Commercial Milestone Payment” is defined in Section 6.3.

1.28“Commercial Supply Agreement” is defined in Section 5.3.

1.29“Commercialization” means any and all activities directed to the preparation for sale of, offering for sale of or sale of a product, including activities related to marketing, promoting, distributing and importing such product, and interacting with Regulatory Authorities regarding any of the foregoing.  When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization and “Commercialized” has a corresponding meaning.

1.30“Commercially Reasonable Efforts” means, with respect to the performance of Development or Commercialization activities with respect to Covered Product, [***].

1.31“Confidential Information” of a Party means all Know-How or other information, including proprietary information and materials (whether or not patentable) regarding such Party’s technology, products, business or objectives, that is communicated in any way or form by the Disclosing Party to the Receiving Party, either prior to the Effective Date pursuant to the Confidentiality Agreement or after the Effective Date of this Agreement, and whether or not such Know-How or other information is identified as confidential at the time of disclosure.

1.32“Confidentiality Agreement” means [***].

1.33“Control” or “Controlled” means, with respect to any item of information, including Know-How, or with respect to any Intellectual Property: the possession (whether by ownership interest or license, other than pursuant to this Agreement) by a Party or its Affiliates of the ability to grant to the other Party access to or a license under such item or right, as provided herein, without violating the terms of any agreement or other arrangements with any Third Party.

1.34“Cover”, “Covering” or “Covered” means, with respect to any Intellectual Property and an activity or product, that the performance of such activity or the making, having made, using, selling, offering for sale, importing, reproduction, creation of derivative works based upon, display, distribution, Development, Commercialization or other exploitation of such product would, absent a license to such Intellectual Property, infringe, violate or misappropriate such Intellectual Property in the applicable country.

1.35“Covered Product” means any AAV Active Substance that is planned or anticipated to be administered using, or is actually administered using, a Clearside Device; provided however, Covered Product excludes any AAV Active Substance that was actually administered through a method other than the Clearside Device.

1.36“Development” means all activities related to research, pre-clinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, qualification and validation, clinical studies, statistical analysis and report writing, the preparation and submission of Drug Approval Applications, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval.  When used as a verb, “Develop” means to engage in Development.

1.37“Development Milestone” means the events that trigger Development Milestone Payments as described in Section 6.2.

1.38“Development Milestone Payment” means the payments set forth in Section 6.2.

1.39“Development Order” is defined in Section 5.2.1.

1.40“Disclosing Party” is defined in Section 8.1.

1.41“Distributor” means any Person(s) appointed by REGENXBIO or any of its Affiliates or its or their Sublicensees to distribute, market and sell Covered Product, with or without packaging rights, in one or more countries in the Territory, in circumstances where the Person purchases Covered Product from REGENXBIO or its Affiliates or its or their Sublicensees but does not otherwise make any royalty or other payment to REGENXBIO or its Affiliates or its or their Sublicensees with respect to its Intellectual Property related to such Covered Product.

1.42“Dollars” or “$” means United States Dollars.

1.43“Drug Approval Application” means a BLA, IND or other applications or dossier filed with a Regulatory Authority for the purpose of seeking Regulatory Approval, as applicable.

1.44“Effective Date” is defined in the introduction to this Agreement.

1.45“EGT Licensor” means Emory University and The Georgia Tech Research Corporation.

1.46“EGT Licensed Technology” is defined in Section 3.6.

1.47“EGT Patent Rights” means those Patent Rights licensed to Clearside under the Emory/Georgia Tech Agreement.

1.48“EMA” means the European Medicines Agency and any successor agency thereto.

1.49“Emory/Georgia Tech Agreement” means the License Agreement between Emory University, The Georgia Tech Research Corporation and Clearside, dated July 4, 2012, as amended April 2, 2014, December 2, 2016 and April 1, 2018.

1.50“European Union” means the economic, scientific and political organization of member states known as the European Union as it may be constituted from time to time during the Term.

1.51 “Escrow Agent” means an escrow agent mutually agreed between the Parties.

1.52“Escrow Agreement” is defined in Section 5.4.3(a).

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

1.53“Escrow Materials” is defined in Section 5.4.3(a).

1.54“Escrow Release” is defined in Section 5.4.3(b).

1.55“Existing Supplier” is defined in Section 5.1.2.

1.56“Exploit” means to make, have made, use, sell, offer for sale, import and otherwise exploit, including to Develop, Commercialize, or Manufacture.  “Exploitation” means the act of Exploiting.

1.57“FDA” means the United States Food and Drug Administration and any successor agency thereto.

1.58“FDCA” means the United States Food, Drug, and Cosmetic Act, as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions and modifications thereto).

1.59“Field” means the treatment of all forms wet age-related macular degeneration, diabetic retinopathy, retinal vein occlusion, diabetic macular edema, myopic choroidal neovascularization, polypoidal choroidal vasculopathy, pathologic myopia and Batten Disease.

1.60“First Commercial Sale” means, with respect to a Covered Product and a country, the first sale for monetary value for use or consumption to the end user of such Covered Product in such country after Regulatory Approval for such Covered Product has been obtained in such country.  Sales prior to receipt of Regulatory Approval for such Covered Product, such as so-called “treatment IND sales,” “named patient sales,” and “compassionate use sales,” will not be construed as a First Commercial Sale.

1.61“Forecast” is defined in Section 5.2.1.

1.62“GAAP” means generally accepted accounting principles, as consistently applied in the manner used for external reporting.

1.63“GDPR” means the General Data Protection Regulation (EU) 2016/679.

1.64“GMP” means the principle of good manufacturing practice in respect of medicinal products for human use and investigational medicinal products for human use as required by Applicable Law, including quality/technical arrangements required under Pharmaceutical Inspection Convention and Pharmaceutical Inspection Co-operation Scheme (PIC/S), European Commission Directive 2003/94/EC, EudraLex Volume 4 and FDA 21 CFR Parts 11, 210, 211, 600-680, 820 as well as any successor legislation, any national legislation implementing the aforesaid Directive and any relevant guidance relating thereto.

1.65“Governmental Authority” means any court, agency, department, authority or other instrumentality of any nation, supranational body, state, county, city or other political subdivision.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

1.66“Intellectual Property” means (a) Patent Rights; (b) copyrights in both published and unpublished works (including any registrations, applications and renewals for any of the foregoing) and other rights of authorship; (c) Know-How; (d) trademarks; and (e) all other Intellectual Property and proprietary rights throughout the world.

1.67“IND” means (i) an investigational new drug application filed with the FDA for authorization to commence clinical studies and its equivalent in other countries or regulatory jurisdictions, such as a Clinical Trial Application (“CTA”) and (ii) all supplements and amendments that may be filed with respect to the foregoing.

1.68“Indemnified Party” is defined in Section 11.4.1.

1.69“Indemnifying Party” is defined in Section 11.4.1.

1.70“Indication” means a separate and distinct disease, disorder, syndrome or other medical condition in humans for which a Covered Product is intended to treat, prevent, diagnose, monitor or ameliorate.

1.71“Insolvency Proceedings” is defined in Section 10.2.4.

1.72“Invented” means with respect to Intellectual Property, Intellectual Property that: (a) with respect to patentable Intellectual Property, is “invented” as determined in accordance with US Patent law; (b) with respect to copyrightable Intellectual Property, is “authored” as determined in accordance with US copyright law; or (c) with respect to all other Intellectual Property, is first developed, created or otherwise established.  “Invent” and “Invention” have correlating meanings.

1.73“Joint Inventions” is defined in Section 7.5.2.

1.74“Know-How” means any invention, discovery, data, information, process, method, technique, material, technology, result or other know-how, whether or not patentable.

1.75“Knowledge” or “Knows” means the actual knowledge of: (i) Clearside’s [***] as of the Effective Date; (ii) [***]; and (iii) [***]; in each case, after performing reasonable inquiry of the employees having responsibilities in Clearside’s organization with respect to the relevant subject matters.

1.76“Liability” is defined in Section 11.2.

1.77“Manufacture” and “Manufacturing” means all activities related to the production, manufacture, processing, formulation, filling, finishing, packaging, labeling, shipping and holding of a product or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance and quality control, in each case as applicable to a therapeutic product or device.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

1.78Net Sales.

1.78.1“Net Sales” means, with respect to Covered Product for any period, the gross amount billed or invoiced by REGENXBIO, its Affiliates or its or their Sublicensees for the sale of Covered Product to Third Parties (including Distributors), less deductions for the following, consistent with GAAP and REGENXBIO’s standard accounting practices:

(i)[***];

(ii)[***];

(iii)[***];

(iv)[***];

(v)[***];

(vi)[***];

(vii)[***]; and

(viii)[***].

1.78.2Any of the deductions listed above that involves a payment by REGENXBIO, its Affiliates or its or their Sublicensees will be taken as a deduction in the Calendar Quarter in which the payment is accrued by such entity.  For purposes of determining Net Sales, Covered Product will be deemed to be sold when invoiced and a “sale” will not include transfers or dispositions of such Covered Product for pre-clinical or clinical purposes or as samples, in each case, without charge.  REGENXBIO’s, its Affiliates’ or its or their Sublicensees’ transfer of Covered Product to an Affiliate or Sublicensee will not result in any Net Sales, unless such Covered Product is consumed by such Affiliate or Sublicensee in the course of its commercial activities.

1.78.3With respect to each Covered Product in each country in the Territory, from and after the expiration of the Royalty Term for such Covered Product in such country, sales of such Covered Product in such country will be excluded from Net Sales.

1.78.4In the case of pharmacy incentive programs, hospital performance incentive programs, chargebacks, disease management programs, similar programs or discounts on portfolio product offerings, all rebates, discounts and other forms of reimbursements will be allocated among products on the basis on which such rebates, discounts and other forms of reimbursements were actually granted or, if such basis cannot be determined, in accordance with REGENXBIO’s, its Affiliates’ or its or their Sublicensees’ existing allocation method; provided that any such allocation will be reasonable and done in accordance with Applicable Law, including any price reporting laws, rules and regulations.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

1.78.5Subject to the above, Net Sales will be calculated in accordance with the standard internal policies and procedures of REGENXBIO, its Affiliates or its or their Sublicensees, which must be in accordance with GAAP.

1.78.6For the avoidance of doubt, no Net Sales will be deemed to have occurred with respect to an AAV Active Substance that is administered through a method other than the Clearside Device.

1.79“Non-Breaching Party” is defined in Section 10.2.1.

1.80“Non-Prosecuting Party” is defined in Section 7.1.3.

1.81“Notice Period” is defined in Section 10.2.1.

1.82“Option” is defined in Section 2.

1.83“Option Exercise Notice” is defined in Section 2.2.

1.84“Option Exercise Date” is defined in Section 2.2.

1.85“Option Term” means the period commencing on the Effective Date and continuing until the earlier of (i) [***] after expiration of the Technology Access Agreement, and (ii) the early termination of the Technology Access Agreement.

1.86“Party” and “Parties” is defined in the introduction to this Agreement.

1.87“Patent Rights” means any and all (a) patents, (b) pending patent applications, including all provisional applications, substitutions, continuations, continuations-in-part, divisions and renewals, and all patents granted thereon, (c) all patents-of-addition, reissues, reexaminations, reviews (including inter partes reviews), and extensions or restorations by existing or future extension or restoration mechanisms, including patent term extensions, supplementary protection certificates or the equivalent thereof, (d) inventor’s certificates, (e) any other form of government-issued right substantially similar to any of the foregoing and (f) all United States and foreign counterparts of any of the foregoing.

1.88“Payment” is defined in Section 6.7.1.

1.89“Person” means any individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization (whether or not having a separate legal personality), including a government or political subdivision or department or agency of a government.

1.90“Pharmacovigilance Agreement” is defined in Section 4.2.3.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

1.91“Phase II Clinical Trial” means a human clinical study of a product in any country that would satisfy the requirements of 21 C.F.R. 312.21(b), or a similar clinical study prescribed by the relevant Regulatory Authorities or Applicable Law in a country other than the United States.

1.92“Phase III Clinical Trial” means a human clinical study of a product in any country that would satisfy the requirements of 21 C.F.R. 312.21(c) and that is designed or intended to (a) establish that the product is safe and efficacious for its intended use, (b) define warnings, precautions and adverse reactions that are associated with the product in the dosage range to be prescribed, and (c) support Regulatory Approval for such product.

1.93“Prosecuting Party” is defined in Section 7.1.3.

1.94“Quality Agreement” means each agreement outlining the division of roles and responsibilities between the Parties and setting forth the terms and conditions on which the Parties shall conduct their quality activities, including quality control and quality assurance, in connection with the Manufacture and supply of Clearside Devices.

1.95“Receiving Party” is defined in Section 8.1.

1.96“REGENXBIO” is defined in the introduction to this Agreement.

1.97“REGENXBIO Indemnified Party” is defined in Section 11.3.

1.98“REGENXBIO Inventions” is defined in Section 7.5.2.

1.99“Regulatory Approval” means, with respect to a country in the Territory, any and all approvals (including Drug Approval Applications), licenses, registrations or authorizations of any Regulatory Authority necessary to commercially distribute, sell or market a biopharmaceutical product in such country, including, where applicable, (a) pricing or reimbursement approval in such country where required for marketing or selling, (b) pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto) and (c) labeling approval.

1.100“Regulatory Authority” means any Governmental Authorities regulating or otherwise exercising authority with respect to the Exploitation of a product in the Territory, including the FDA in the United States and the EMA in the European Union.

1.101“Regulatory Documentation” means: all (i) applications (including all Drug Approval Applications), registrations, licenses, authorizations and approvals (including Regulatory Approvals); (ii) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all adverse event files and complaint files; and (iii) clinical and other data contained or relied upon in any of the foregoing; in each case ((i), (ii) and (iii)) relating to a biopharmaceutical product.

1.102“Representatives” is defined in Section 8.2.1.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

1.103“Royalty Term” means, with respect to each Covered Product and each country in the Territory, the period beginning on the date of the First Commercial Sale of such Covered Product in such country and ending on the later to occur of: (a) the expiration or invalidation of the last Valid Claim of a Clearside Patent Right in such country that Covers such Covered Product or the administration thereof, or (b) seven (7) years after the date of the First Commercial Sale in the applicable country.

1.104“Safety Stock” is defined in Section 5.4.1(a).

1.105“Safety Stock Price” is defined in Section 5.4.1(a).

1.106“SEC” means the United States Securities and Exchange Commission.

1.107“Sublicense” is defined in Section 3.2.

1.108“Sublicensee” means a Person other than an Affiliate or a Distributor that is granted a Sublicense.

1.109“Supply Failure” is defined in Section 5.4.2(a).

1.110“Supply Failure Notice” is defined in Section 5.4.2(a).

1.111“SVB Lien” is defined in Section 9.2.2.

1.112“Technology Access Agreement” is defined in the Recitals.

1.113“Term” is defined in Section 10.1.

1.114“Terminated Territory” means, on a Covered Product-by-Covered Product basis: each country with respect to which this Agreement is terminated for such Covered Product by REGENXBIO pursuant to Section 10.2.5(b) or, if this Agreement with respect to such Covered Product is terminated in its entirety, the entire Territory.

1.115“Termination Notice” is defined in Section 10.2.1.

1.116“Territory” means the entire world, other than the Terminated Territory.

1.117“Third Party” means any Person other than REGENXBIO, Clearside or their respective Affiliates.

1.118“Third Party Claim” is defined in Section 11.4.1.

1.119“Transfer Price” means the price at which Clearside will supply the Clearside Device, other than Safety Stock, to REGENXBIO (or its affiliates or Sublicensees), which price will (a) be [***] for each Clearside Device supplied under this Agreement; and (b) with respect to Clearside Devices delivered pursuant to the Commercial Supply Agreement, the Transfer Price

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

will be subject to revision pursuant to the formula set forth in the Commercial Supply Agreement; provided that the Transfer Price will not be reduced below [***] as a result of such revision.

1.120“Valid Claim” means (a) a claim of any issued and unexpired Patent Rights (including the term of any patent term extension, supplemental protection certificate, renewal or other extension) whose validity, enforceability or patentability has not been affected by (i) irretrievable lapse, abandonment, revocation, dedication to the public or disclaimer or (ii) a holding, finding or decision of invalidity, unenforceability or non-patentability by a court, governmental agency, national or regional patent office or other appropriate body that has competent jurisdiction, such holding, finding or decision being final and unappealable or unappealed within the time allowed for appeal, or (b) a claim of a pending Patent Rights application that was filed and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal of the application; provided that such prosecution has not been ongoing for more than seven (7) years from its earliest priority date and provided further that if, thereafter, a patent containing such claim issues, then such claim will thereafter be considered a Valid Claim in accordance with subclause (a) above.

2.OPTION.

2.1.Option.  In consideration of the technology access fee paid by REGENXBIO under Section 2 of the Technology Access Agreement, Clearside hereby grants to REGENXBIO an exclusive option to enter into the Commercial License on the terms set forth in this Agreement (the “Option”).  The Option is exclusive, and during the Option Term Clearside must not: (a) grant any license to any Third Party under the Clearside Technology to Exploit Clearside Devices for delivery of an AAV Active Substance in the Field in the Territory; or (b) enter into any agreement or arrangement with any other Person (including a covenant not to assert) that would have the effect of enabling such Person to Exploit Clearside Devices for delivery of an AAV Active Substance in the Field in the Territory.

2.2.Exercise of Option.  The Option will be exercisable at REGENXBIO’s option during the Option Term.  REGENXBIO may exercise the Option by providing Clearside written notice of REGENXBIO’s exercise of such Option at any time prior to the expiration of the Option Term (such notice, the “Option Exercise Notice”).  The license set forth in Section 3.1 (the “Commercial License”), and the terms set forth in Articles 3, 4, 5, 6 and 7 (collectively, the “Commercial License Terms”) will automatically become effective upon receipt by Clearside of the Option Exercise Notice (the “Option Exercise Date”).

2.3.End of Option Term.  If REGENXBIO does not exercise the Option prior to the end of the Option Term, this Agreement shall automatically terminate in accordance with Section 10.1, Clearside will have no further obligation to REGENXBIO with respect to the Option, REGENXBIO will have no further rights under the Clearside Technology, and, for clarity, the Commercial License Terms will not come into effect.

3.LICENSES AND RELATED GRANTS OF RIGHTS.  This Article 3 will automatically come into effect upon REGENXBIO’s exercise of the Option.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

3.1.Commercial License.  Subject to the terms and conditions of this Agreement, Clearside hereby grants to REGENXBIO and its Affiliates an exclusive (including with regard to Clearside and its Affiliates), nontransferable (except as set forth in Section 12.1), sublicensable (as set forth in Section 3.2), right and license, under the Clearside Technology and all Patent Rights and Know-How Covering Joint Inventions, to Exploit Clearside Devices for use in connection with Covered Products in the Field in the Territory; provided, however, REGENXBIO covenants that it will not, and it will not permit Third Parties or its Affiliates or Sublicensees to, Manufacture Clearside Devices except as permitted pursuant to Sections 5.4.2 or 5.4.3 or the Commercial Supply Agreement.

3.2.Sublicenses.  Clearside agrees that REGENXBIO has the right to grant sublicenses of the licenses set forth in Section 3.1 (each, a “Sublicense”), through multiple tiers of Sublicensees upon receipt of Clearside’s prior written consent, not to be unreasonably withheld, conditioned or delayed; provided that any such Sublicenses will be consistent with the terms and conditions of this Agreement.  Notwithstanding the foregoing, REGENXBIO has the right to grant sublicenses of the licenses set forth in Section 3.1 without such consent to its Distributors and to any contractors or commercial partners performing activities in furtherance of REGENXBIO’s or its Affiliates’ Development, Manufacture or Commercialization of Covered Products.  In addition, any Sublicense involving a license under the EGT Patent Rights will be subject to the terms set forth in the Emory/Georgia Tech Agreement, a redacted copy of which is attached to this Agreement as Exhibit B.

3.3.Transfer of Know-How.  Clearside will provide REGENXBIO with all assistance reasonably required in order to transfer the Clearside Know-How to REGENXBIO, except that Clearside will not be required to transfer Clearside Know-How related to Manufacture of the Clearside Device (“Clearside Manufacturing Know-How”) to REGENXBIO except in accordance with Section 5.4.  The foregoing assistance will include Clearside making available to REGENXBIO, including at REGENXBIO’s facilities or the Facilities of REGENXBIO’s Affiliates, those of Clearside’s employees or contractors as REGENXBIO may reasonably request for purposes of transferring the Clearside KnowHow to REGENXBIO or for purposes of REGENXBIO acquiring expertise on the practical application of such Clearside Know-How.  For any such assistance that REGENXBIO requests be provided on-site, such on-site support will be provided at such times as mutually agreed between the Parties.  REGENXBIO will reimburse Clearside at a rate of [***] per Clearside employee or independent contractor per hour of support provided following receipt of written invoices in reasonable detail, provided however that the first [***] hours of support will be provided without charge; provided, further, that REGENXBIO will reimburse Clearside for all reasonable travel expenses in connection with providing such support.

3.4.Confirmatory Patent License.  Clearside will, if requested to do so by REGENXBIO, immediately enter into confirmatory license agreements in such form as may be reasonably requested by REGENXBIO for purposes of recording the licenses granted under this Agreement with such patent offices in the Territory as REGENXBIO considers appropriate.  Clearside shall provide to REGENXBIO all such assistance as shall be reasonably required in connection with the above mentioned activities upon REGENXBIO’s reasonable request, which request shall not be unreasonably refused, withheld or delayed, and shall promptly provide

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

REGENXBIO with all information and sign all documents required in order to complete activities mentioned above in this Section 3.4.

3.5.Exclusivity Covenants.

3.5.1.Clearside Obligations.  Without limiting the exclusive nature of the Commercial License, Clearside covenants that, during the Term, it and its Affiliates will not: (a) other than fulfillment of Clearside’s obligations under this Agreement, the Commercial Supply Agreement or any other supply arrangement between the Parties, Exploit Clearside Devices for use with any AAV Active Substance in the Field in the Territory; (b) grant any Third Party any rights under the Intellectual Property Rights Controlled by Clearside or its Affiliates to Exploit Clearside Devices for use with any AAV Active Substance in the Field in the Territory; (c) except pursuant to the Commercial Supply Agreement, sell, offer for sale, import or otherwise transfer any Clearside Devices for use with any AAV Active Substance to a Third Party for use in the Field in the Territory; or (d) otherwise enable any Third Party to Exploit Clearside Devices for use with any AAV Active Substance in the Field in the Territory.

3.5.2.REGENXBIO Obligations.  REGENXBIO covenants that it will not enter into a commercial relationship for the use of any Third Party device or technology for the administration of an AAV Active Substance to the suprachoroidal space in the Field that infringes on any Clearside Intellectual Property that is the subject of this Agreement.

3.6.Emory/Georgia Tech Agreement.  All licenses and other rights granted to REGENXBIO with respect to the EGT Patent Rights under this Agreement are subject to the rights and obligations of Clearside under Articles 2 and 11 and Sections 4.4, 10.3 and 12.7 of the Emory/Georgia Tech Agreement and REGENXBIO shall comply with such provisions applicable to the rights granted to REGENXBIO hereunder in all material respects.  Clearside may not amend the Emory/Georgia Tech Agreement in a manner that diminishes the rights granted under this Agreement or that places material obligations on REGENXBIO that are not expressly included in this Agreement without REGENXBIO’s prior written consent.  For the avoidance of doubt, REGENXBIO is not and shall not be obligated to make any payments to EGT Licensor under the Emory/Georgia Tech Agreement, except to the extent that REGENXBIO becomes a direct licensee pursuant to Section 2.5.5 thereof.

3.7.Reserved Rights.  With respect to the EGT Patent Rights, the Commercial License is subject to EGT Licensor’s right, on behalf of itself, its employees and research collaborators, to make, have made, use, import, and transfer products Covered by the EGT Patent Rights and practice the “Licensed Technology” as defined in the Emory/Georgia Tech Agreement (the “EGT Licensed Technology”) for research, educational and non-commercial and humanitarian clinical purposes, subject to the following limitations: Clearside will use commercially reasonable efforts to cause EGT Licensor not to engage in any human use of any of the EGT Licensed Technology in the Field without express written consent of REGENXBIO and not to transfer microneedles to any Third Party for research purposes in the Field without REGENXBIO’s permission, such permission not to be unreasonably withheld.  Clearside will provide REGENXBIO written notice immediately after it receives any request from EGT Licensor for any such use.  Should

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

REGENXBIO not provide a response within seven (7) business days of a request for permission, permission will be presumed.  Should REGENXBIO deny permission to transfer microneedles for research, educational and non-commercial and humanitarian clinical purposes, then Clearside or REGENXBIO (as directed by REGENXBIO) will provide the microneedles requested to the Third Party for such purposes on reasonable and appropriate terms and conditions.

4.DEVELOPMENT, COMMERCIALIZATION AND MANUFACTURE OF COVERED PRODUCT.  This Article 4 will automatically come into effect upon REGENXBIO’s exercise of the Option.

4.1.Diligence.  REGENXBIO will use Commercially Reasonable Efforts to Develop, seek Regulatory Approval for and Commercialize Covered Product for treatment, prevention or palliation of: (a) wet age-related macular degeneration; and (b) at least one other indication within the Field other than Batten Disease; in each case in the U.S. and European Union.  Within [***] after the Effective Date, REGENXBIO will provide a written summary of REGENXBIO’s planned Development and Commercialization activities for Covered Product in the Field in the Territory for the subsequent [***] period.  REGENXBIO shall provide Clearside with an update of such written summary within [***] after the Option Exercise Date and within [***] after the end of each Calendar Year thereafter through the Royalty Term.

4.2.Development.  Subject to Section 4.1, REGENXBIO will have the sole right and responsibility, at its sole expense and in its sole discretion, for all aspects of the Development of Covered Product.  Without limiting the generality of the foregoing, REGENXBIO will have the sole right and obligation, at its sole expense, to: (a) file all Drug Approval Applications and make all other filings with the Regulatory Authorities, and to otherwise seek all Regulatory Approvals for Covered Product in the Territory, as well as to conduct all correspondence and communications with Regulatory Authorities regarding such matters; (b) report all Adverse Events related to Covered Product sold by REGENXBIO, its Affiliates or Sublicensees to Regulatory Authorities if and to the extent required by Applicable Law; and (c) provide Clearside with safety data as defined by and within the timelines outlined in the Pharmacovigilance Agreement (defined below).

4.2.1.Regulatory Approvals.

(a)As between the Parties, REGENXBIO will have the sole right to prepare, obtain and maintain Drug Approval Applications (including the setting of the overall regulatory strategy therefor), other Regulatory Approvals and other submissions and to conduct communications with the Regulatory Authorities, for Covered Product in the Field in the Territory.  Clearside and its Affiliates will support REGENXBIO, as may be reasonably necessary and at REGENXBIO’s expense, in obtaining Drug Approval Applications and Regulatory Approvals for Covered Product in the Field in the Territory and in the activities in support thereof, including providing all documents or other materials Controlled by Clearside or any of its Affiliates as may be necessary or useful for REGENXBIO or any of its Affiliates or its or their Sublicensees to obtain Regulatory Approvals for Covered Product in the Field in the Territory.  In particular: (i) Clearside will provide to REGENXBIO, in a timely manner so as not to delay the filing of any Drug Approval Application or any Regulatory Approval, chemistry, manufacturing and controls

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

information in Clearside’s possession as is required to enable REGENXBIO to make the relevant submission for each IND/CTA or any Regulatory Approval; (ii) Clearside will provide all support reasonably useful or necessary to enable REGENXBIO to respond to any request of any Regulatory Authority in respect of any Drug Approval Application or Regulatory Approval; (iii) Clearside will provide a letter of authorization granting REGENXBIO the right of reference to Clearside’s device master file number [***] and any other relevant Regulatory Document as is reasonably useful or necessary for Covered Product in the Field in the Territory and (iv) Clearside will notify REGENXBIO of any amendments or supplemental filings relating to Clearside’s device master file number [***] or any other relevant Regulatory Document provided under subclause (iii) that would affect REGENXBIO’s ability to Develop, Manufacture, or Commercialize the Covered Product.

(b)Except to the extent prohibited by Applicable Law, all Regulatory Documentation (including all Regulatory Approvals) relating to Covered Product in the Field with respect to the Territory created by REGENXBIO will be owned by and will be held in the name of, REGENXBIO or its designated Affiliate, Sublicensee or designee.

(c)REGENXBIO shall provide Clearside with copies of all relevant Regulatory Documentation to the extent making claims relating to the Clearside Device or containing statements relating to the Clearside Device that are not previously publicly available or previously approved by Clearside at least [***] prior to submission for review and comment by Clearside, and REGENXBIO shall consider in good faith any comments received from Clearside.  In addition, REGENXBIO shall notify Clearside of material correspondences received from any Regulatory Authority to the extent including information that might reasonably affect any Regulatory Approval for the Clearside Device as soon as reasonably practical after receipt.

(d)REGENXBIO will inform Clearside of any safety related regulatory action related to the Clearside Device, queries or requests for inspection within the timelines outlined in the Pharmacovigilance Agreement and the Quality Agreement.  REGENXBIO will provide Clearside the opportunity to review and comment on any response to any of the foregoing prior to finalization and submission thereof.

4.2.2.Recalls, Suspensions or Withdrawals.

(a)REGENXBIO will notify Clearside as soon as reasonably practical following its determination that any event, incident or circumstance relating to the Clearside Device has occurred that may result in the need for a recall, market suspension or market withdrawal of Covered Product Exploited by REGENXBIO, its Affiliates or Sublicensees in the Territory and will include in such notice the reasoning behind such determination and any supporting facts.  As between the Parties, REGENXBIO will have the right to make the final determination whether to voluntarily implement any such recall, market suspension or market withdrawal in the Territory.  If a recall, market suspension or market withdrawal of Covered Product Exploited by REGENXBIO, its Affiliates or Sublicensees is mandated by a Regulatory Authority in the Territory, as between the Parties, REGENXBIO will initiate such a recall, market suspension or market withdrawal in compliance with Applicable Law.  For all recalls, market

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

suspensions or market withdrawals undertaken pursuant to this Section 4.2.2(a), as between the Parties, REGENXBIO will be solely responsible for the execution and Clearside will reasonably cooperate in all such efforts.  REGENXBIO will be responsible for all costs of any recall, market suspension or market withdrawal of Covered Product in the Territory, except in the event and to the extent that a recall, market suspension or market withdrawal resulted from Clearside’s or its Affiliate’s material breach of its obligations hereunder or from Clearside’s or its Affiliate’s fraud, negligence or willful misconduct, in which case, Clearside will bear the expense of such recall, market suspension or market withdrawal.  In the event of a recall, market suspension or market withdrawal undertaken pursuant to this Section 4.2.2(a), REGENXBIO will keep Clearside reasonably informed with respect to such recall, market suspension or market withdrawal.

(b)Clearside will notify REGENXBIO following its determination that any event, incident or circumstance has occurred that may result in the need for a recall, market suspension or market withdrawal of Clearside Devices in the Territory and will include in such notice the reasoning behind such determination and any supporting facts.  As between the Parties, Clearside will have the right to make the final determination whether to voluntarily implement any such recall, market suspension or market withdrawal of Clearside Devices in the Territory.  If a recall, market suspension or market withdrawal of Clearside Devices in the Territory is mandated by a Regulatory Authority in the Territory, as between the Parties, Clearside will initiate such a recall, market suspension or market withdrawal in compliance with Applicable Law.  For all recalls, market suspensions or market withdrawals undertaken pursuant to this Section 4.2.2(b), as between the Parties, Clearside will be solely responsible for the execution and REGENXBIO will reasonably cooperate in all such efforts.  Clearside will be responsible for all costs of any recall, market suspension or market withdrawal of Clearside Devices, except in the event and to the extent that a recall, market suspension or market withdrawal resulted from REGENXBIO’s or its Affiliate’s material breach of its obligations hereunder or from REGENXBIO’s or its Affiliate’s fraud, negligence or willful misconduct, in which case, REGENXBIO will bear the expense of such recall, market suspension or market withdrawal.  In the event of a recall, market suspension or market withdrawal undertaken pursuant to this Section 4.2.2(b), Clearside will keep REGENXBIO reasonably informed with respect to such recall, market suspension or market withdrawal.

4.2.3.Global Safety Database.  REGENXBIO will establish, hold and maintain (at REGENXBIO’s cost and expense) the global safety database for Covered Product Exploited by REGENXBIO, its Affiliates or Sublicensees in the Territory.  Subject to the terms and conditions of the Pharmacovigilance Agreement (as defined below) to be entered into by the Parties after the Effective Date, Clearside and its Affiliates will provide REGENXBIO with all information necessary for REGENXBIO to comply with its pharmacovigilance responsibilities in the Territory, including, as applicable, any adverse events involving the Clearside Device (including outside the Field), in each case in the form reasonably requested by REGENXBIO.  Within [***] after the Effective Date, the Parties will develop and agree in writing upon a safety data exchange agreement (“Pharmacovigilance Agreement”) that will enable each Party to comply with its legal and regulatory obligations in the Territory relating to Covered Product and Clearside Devices.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

4.2.4.Development Services.  To the extent REGENXBIO desires Clearside to assist with any Development of Covered Product, Clearside Devices or the Clearside Technology (excluding any assistance required in Section 3.3, elsewhere in this Section 4.2 or otherwise expressly required under this Agreement), the Parties will negotiate in good faith the terms of an appendix to this Agreement which will set forth the work to be provided, and any consideration therefor.  Such Development assistance may include, without limitation, updates to the Clearside Device (including minor updates), and co-development of new devices Covered by the Clearside Technology.  Any such appendix will be incorporated into this Agreement upon execution by the Parties.

4.3.Commercialization and Manufacture of Covered Product.  As between the Parties, REGENXBIO (itself or through its Affiliates or its or their Sublicensees) will have the sole right to Commercialize and Manufacture, subject to Section 5, Covered Product (but not Manufacture the Clearside Devices except in accordance with Sections 5.4.2 or 5.4.3) in the Field and in the Territory at its sole cost and expense.  Without limiting the obligations set forth in Section 4.1, Clearside further acknowledges that REGENXBIO is in the business of Exploiting pharmaceutical products and nothing in this Agreement will be construed as restricting such business or imposing on REGENXBIO the duty to Exploit Covered Product for which royalties are payable hereunder to the exclusion of, or in preference to, any other product or in any way other than in accordance with its normal commercial practices.

4.4.Booking of Sales; Distribution.  As between the Parties, REGENXBIO will have the sole right to invoice and book sales, establish all terms of sale (including pricing and discounts) and warehouse and distribute Covered Product in the Territory and perform or cause to be performed all related services.  Subject to Section 4.2.2, as between the Parties, REGENXBIO will handle all returns, recalls or withdrawals, order processing, invoicing, collection, distribution and inventory management with respect to Covered Product in the Territory.

5.MANUFACTURE AND SUPPLY OF CLEARSIDE DEVICES.  This Article 5 will automatically come into effect upon REGENXBIO’s exercise of the Option.

5.1.General Obligation; Continuity of Supply.

5.1.1.General Obligations.  Clearside will (directly or through a Third Party supplier) Manufacture and supply all of REGENXBIO’s requirements of Clearside Devices for use with Covered Product pursuant to this Agreement and the Commercial Supply Agreement.

5.1.2.Existing Supply.  Clearside currently obtains Clearside Devices from Gerresheimer Regensburg GMBH (the “Existing Supplier”).  Clearside will ensure material compliance at all times with the terms of its agreement with the Existing Supplier, and will ensure that such agreement is not terminated unless and until: (a) REGENXBIO has provided its prior written consent (not to be unreasonably withheld); and (b) either (i) REGENXBIO has entered into its own agreement with the Existing Supplier for supply of the Clearside Devices or (ii) Clearside has established and qualified another supplier for the Clearside Devices that is acceptable to REGENXBIO (in REGENXBIO’s reasonable discretion).  Upon REGENXBIO’s reasonable

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

request, Clearside will facilitate negotiations between the Existing Supplier and REGENXBIO with respect to an agreement for supply of the Clearside Devices.

5.2.Preclinical and Clinical Manufacture and Supply of Clearside Devices.

5.2.1.Development Orders.  Clearside will supply all Clearside Devices required by REGENXBIO for Development of Covered Product in accordance with the specifications attached hereto as Exhibit C, including all Clearside Devices required for clinical trials or otherwise as needed to apply for, seek, obtain and maintain Regulatory Approval for Covered Product or the use of the Clearside Device in connection with Covered Product.  The Parties will agree upon and approve in writing a Quality Agreement that will apply with respect to the Manufacture of such Clearside Devices.  All Clearside Devices supplied by Clearside must be Manufactured in accordance with such specifications and the applicable Quality Agreement.  REGENXBIO will not, and will not permit its Affiliates, Sublicensees and Third-Party Manufacturers to, modify or alter the Clearside Device without Clearside’s prior written consent.  Any modification or alteration of the Clearside Device by Clearside on behalf of REGENXBIO will be at REGENXBIO’s sole cost and expense; provided, that Clearside will be under no obligation to modify or alter the Clearside Device.  REGENXBIO may place orders for Clearside Devices needed during the Development phase (a “Development Order”) at least [***] prior to the requested delivery date, and, provided Development Orders are placed within such time period, Clearside will deliver such Clearside Devices within such time period.  Within [***] after the Effective Date, REGENXBIO will provide to Clearside an initial non-binding [***] rolling forecast of Development Orders (the “Forecast”).  Thereafter, REGENXBIO will provide an updated Forecast for the subsequent [***] period no later than [***] of each subsequent Calendar Quarter.  Clearside will use commercially reasonable efforts to ensure that the Existing Supplier or another supplier qualified in accordance with this Agreement has at all times sufficient manufacturing capacity to satisfy such Development Orders.

5.2.2.Pricing; Payment.  Clearside will invoice REGENXBIO for the Clearside Devices at the Transfer Price, and REGENXBIO will pay all undisputed amounts in such invoices within [***] of receipt.  In the event REGENXBIO disputes any portion of an invoice, it shall notify Clearside in writing within [***] after receipt of invoice.  The Parties shall use good faith efforts to resolve such dispute.

5.3.Commercial Manufacture and Supply of Clearside Devices.  At an appropriate time during Development of Covered Product, the Parties, together with the Existing Supplier, will negotiate in good faith and enter into an agreement for commercial supply of the Clearside Device (“Commercial Supply Agreement”) and a Quality Agreement.  The Commercial Supply Agreement will provide for supply of the Clearside Device at the Transfer Price, and the Commercial Supply Agreement and Quality Agreement will otherwise contain mutually agreed terms and conditions consistent with this Agreement, in addition to other terms that are reasonable and customary, including provisions to ensure quality and audit by or on behalf of REGENXBIO.

5.4.Supply Protection.

5.4.1.Safety Stock.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

(a)Clearside will purchase and store (at REGENXBIO’s expense as set forth below) safety stock of excess unsterilized Clearside Devices of at least the greater of (a) [***] Clearside Devices or (b) [***] supply of Clearside Devices pursuant to REGENXBIO’s most recent forecast (the “Safety Stock”).  REGENXBIO’s price for the Safety Stock (the “Safety Stock Price”) will be equal to the price at which Clearside purchased the Clearside Devices from the Existing Supplier, as evidenced by invoices or other supporting documentation.  Clearside will invoice REGENXBIO for Safety Stock at the Safety Stock Price, and REGENXBIO will pay all such invoices within [***] of receipt.  Title to the Safety Stock will pass to REGENXBIO upon payment of the relevant invoice for such Safety Stock.  Within [***] days after fulfillment of an order from Safety Stock (which may be done only as set forth below), REGENXBIO will pay to Clearside the amount by which the Transfer Price exceeds the Safety Stock Price.  Clearside will store the Safety Stock at REGENXBIO’s sole cost and expense.  Any such storage costs will be evidenced by invoices or other supporting documentation and will be at reasonable market rates.  Clearside will maintain a regular rotation of such Safety Stock as necessary to avoid expiration or other spoilage.  Upon written request by REGENXBIO, Clearside will transfer the Safety Stock to a neutral Third Party identified by REGENXBIO and reasonably acceptable to Clearside at REGENXBIO’s sole cost and expense and, upon such request, risk of loss will pass to REGENXBIO.  Clearside shall provide an update regarding its current Safety Stock of Clearside Devices upon REGENXBIO’s request.  Notwithstanding anything to the contrary set forth in this Agreement or the Commercial Supply Agreement, Clearside may only use Safety Stock to fill any shortfall in quantities of Clearside Devices ordered by REGENXBIO that Clearside is unable to supply despite commercially reasonable efforts after obtaining REGENXBIO’s express written consent, such consent not to be unreasonably withheld, conditioned or delayed, in which case the used Safety Stock will be replaced as soon as possible.  For clarity, Safety Stock may not be used for any other purpose.  REGENXBIO will have the right to inspect Safety Stock in the location it is held at reasonable times and upon reasonable prior written notice to Clearside.  In addition, upon REGENXBIO’s request, Clearside will make available its relevant books and records to REGENXBIO in order for REGENXBIO to verify the Safety Stock Price and storage costs charged to REGENXBIO.  From time to time, REGENXBIO and Clearside may review Safety Stock levels required to be maintained under this Section 5.4.1(a) and make mutually agreeable adjustments.

(b) In addition to the Safety Stock, Clearside will purchase and store (at Clearside’s expense) safety stock of excess unsterilized Clearside Devices of at least the greater of (a) [***] Clearside Devices or (b) [***] supply of Clearside Devices pursuant to REGENXBIO’s most recent forecast (the “Clearside Safety Stock”).

5.4.2.Supply Failure.

(a)Subject to the provisions of the Commercial Supply Agreement, if during the term of the Commercial Supply Agreement, Clearside fails to supply REGENXBIO with at least [***] of the quantities of Clearside Devices that Clearside is obligated to supply (provided such quantities do not exceed REGENXBIO’s most recent forecast) on at least [***] occasions in any consecutive [***] period for any reason other than due to the material breach by REGENXBIO of the Commercial Supply Agreement (a “Supply Failure”), REGENXBIO may,

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

at its sole discretion, upon not less than [***] written notice to Clearside (a “Supply Failure Notice”): (i) require Clearside to supply the undelivered Clearside Devices at a future date to be agreed upon by the Parties; and/or (ii) elect to have one or more Third Parties identified by REGENXBIO Manufacture Clearside Devices (an “Alternative Manufacturer Election”), in which case REGENXBIO will require its Third Party Manufacturer to only Manufacture and sell such Clearside Devices for REGENXBIO’s and its Affiliates’ and Sublicensees’ Exploitation in connection with Covered Product within the scope of the Commercial License.

(b)Upon the occurrence of a Supply Failure and an Alternative Manufacturer Election: (i) REGENXBIO (or its designated Third Party manufacturer) will have the right to Manufacture Clearside Devices within the scope of the license under Section 3.1, and (ii) Clearside shall transfer the Clearside Manufacturing technology to REGENXBIO and any Third Party Manufacturers identified by REGENXBIO as specified in the following sentence.  Clearside shall promptly (x) disclose to REGENXBIO and any such Third Party Manufacturer all Clearside Manufacturing Know-How; (y) provide REGENXBIO or any such Third Party Manufacturer with the training, documentation and other information Controlled by Clearside and relating to the use of the Manufacturing process as may be necessary for REGENXBIO and such Third Party Manufacturers to Manufacture Clearside Devices; and (z) make appropriately trained personnel available for consultation and advice upon REGENXBIO’s reasonable request and expense to the extent reasonably necessary to provide technical assistance necessary to enable REGENXBIO or such Third Party Manufacturers to Manufacture Clearside Devices.

5.4.3.Escrow.

(a)Within [***] after REGENXBIO’s request, the Parties and the Escrow Agent will enter into an agreement pursuant to which the Escrow Materials will be deposited with the Escrow Agent and released to REGENXBIO under certain conditions (the “Escrow Agreement”).  REGENXBIO will pay the Escrow Agent’s fees arising under such Escrow Agreement.  Promptly after execution of the Escrow Agreement, Clearside will, to the extent Controlled by Clearside, deposit copies of the complete design history file for the Clearside Device, including the device master record and all documents referenced within.  For clarity, this includes but is not limited to copies of all design requirements, specifications, technical drawings, standard operating procedures, component lists, and supplier lists relating to Manufacture of the Clearside Device and any other written materials maintained by Clearside or its Affiliates that are necessary for or used in the Manufacture of the Clearside Device (the “Escrow Materials”).  The deposit of the Escrow Materials with the Escrow Agent will not affect Clearside’s right, title or interest in or to the Escrow Materials.

(b)The Escrow Agreement will require the Escrow Agent to release the Escrow Materials to REGENXBIO in the event an Insolvency Proceeding is instituted by or against Clearside or in the event of an Alternative Manufacturer Election if Clearside does not fulfill its obligations under Section 5.4.2(b)(x), (y) and (z) (any such event, “Escrow Release”).  In the event of an Escrow Release, REGENXBIO will be entitled to full use of the Escrow Materials as necessary or useful to Manufacture Clearside Devices in furtherance of REGENXBIO’s exercise of the Commercial License.  After Escrow Release, REGENXBIO will

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

have the right to use the Escrow Materials and will have the right to Manufacture Clearside Devices within the scope of the license under Section 3.1.

5.5.GMP.  The Parties or their Affiliates will execute, as reasonably requested by REGENXBIO, agreements, such as a Quality Agreement, necessary or useful to ensure that all Clearside Devices and their intermediates and manufacturing facilities comply with GMP and all Applicable Laws.  Clearside shall notify REGENXBIO in writing promptly after receiving Knowledge thereof, before any supplier or manufacturer implements any changes in Manufacturing processes for any Clearside Devices that would have regulatory relevance to any Covered Product.  Such notice shall be given promptly after Clearside receiving Knowledge thereof.  Clearside shall use commercially reasonable efforts to secure for REGENXBIO the opportunity to conduct full chemistry, manufacturing and controls due diligence and environmental, health and safety audits of Clearside Device suppliers and manufacturers prior to entering into any agreement and periodically thereafter, and Clearside shall use commercially reasonable efforts to obligate any such supplier or manufacturer to implement the changes and improvements stemming from such audits.

6.PAYMENTS TO CLEARSIDE.  This Article 6 will automatically come into effect upon REGENXBIO’s exercise of the Option.

6.1.Option Exercise Fee.  In partial consideration of the rights granted by Clearside to REGENXBIO hereunder and subject to the terms and conditions of this Agreement, REGENXBIO will pay to Clearside Two Million Dollars ($2,000,000), against which the technology access fee paid pursuant to Section 2 of the Technology Access Agreement is fully creditable, within thirty (30) days after REGENXBIO’s receipt of an invoice from Clearside for such amount that is issued by Clearside on or after the receipt of the Option Exercise Notice.

6.2.Development and Regulatory Milestone Payments.

6.2.1.Milestone Payments.  In partial consideration of the rights granted by Clearside to REGENXBIO hereunder and subject to the terms and conditions of this Agreement, upon the occurrence of the corresponding event described in the table below, whether such milestone is achieved by REGENXBIO, an Affiliate or a Sublicensee, the corresponding payment will be due:

Development Milestones (USD)	Development Milestone Payment
	First Occurrence	Second Occurrence	Third Occurrence
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
Total	[***]	[***]	[***]

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Notwithstanding the foregoing:

(a)only one (1) occurrence of a given Development Milestone will be payable for the same Covered Product for a single Indication;

(b)only two (2) occurrences of a given Development Milestone will be payable for Covered Products including the same AAV Active Substance; and

(c)Development Milestones will not be payable for any Covered Product for the treatment of Batten Disease.

Examples of the calculation of Development Milestones payable under this Section 6.2.1 are attached hereto as Exhibit D.

6.2.2.Notice; Payments.  Within [***] after the occurrence of a Development Milestone, REGENXBIO will send Clearside a written notice identifying the Covered Product that achieved the Development Milestone and the Development Milestone Payment Amount set forth above with respect to such Development Milestone.  Thereafter, Clearside will promptly invoice REGENXBIO for the achievement of the Development Milestone, identifying in its invoice the Covered Product, the Development Milestone achieved and the amount of the Development Milestone Payment, and such Development Milestone Payment will be due within [***] after REGENXBIO’s receipt of such invoice.

6.2.3.Milestones Payable Only Once.  For clarity, each Development Milestone Payment will be payable only once regardless of the number of Covered Products to achieve the Development Milestone, and the maximum total Development Milestone Payments payable for all Covered Products under this Agreement will not exceed Thirty-Four Million Dollars ($34,000,000).

6.3.Commercial Milestones.  In partial consideration of the rights granted by Clearside to REGENXBIO hereunder and subject to the terms and conditions of this Agreement, REGENXBIO will make the following payments (each such amount, a “Commercial Milestone Payment”), following the first occurrence of each event described in the table below (each, a “Commercial Milestone”) for Covered Products, whether such milestone is achieved by REGENXBIO, an Affiliate and/or a Sublicensee:

Commercial Milestone	Commercial Milestone Payment
For the first Calendar Year during the Term in which the aggregate of all Net Sales of Covered Products for such Calendar Year exceeds [***]	$[***]

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Commercial Milestone	Commercial Milestone Payment
For the first Calendar Year during the Term in which the aggregate of all Net Sales of Covered Products for such Calendar Year exceeds [***]	[***]
For the first Calendar Year during the Term in which the aggregate of all Net Sales of Covered Products for such Calendar Year exceeds [***]	[***]
For the first Calendar Year during the Term in which the aggregate of all Net Sales of Covered Products for such Calendar Year exceeds [***]	[***]
For the first Calendar Year during the Term in which the aggregate of all Net Sales of Covered Products for such Calendar Year exceeds [***]	[***]
Total	[***]

Within [***] after the occurrence of a Commercial Milestone, REGENXBIO will send Clearside a written notice identifying the Commercial Milestone and the Commercial Milestone Payment Amount set forth above with respect to such Commercial Milestone.  Thereafter, Clearside will promptly invoice REGENXBIO for the achievement of the Commercial Milestone and such Commercial Milestone Payment will be due within [***] after REGENXBIO’s receipt of such invoice.

Clearside acknowledges and agrees that the sales levels set forth in this Section 6.3 will not be construed as representing an estimate or projection of anticipated sales of Covered Products in the Territory or implying any level of diligence beyond that required pursuant to Section 4.1, and that the sales levels set forth above are merely intended to define REGENXBIO’s milestone obligations in the event such sales levels are achieved.

6.4.Royalties.

6.4.1.Royalty Rates.  As further consideration for the rights granted to REGENXBIO hereunder and subject to the terms and conditions of this Agreement, during the Royalty Term, REGENXBIO will pay to Clearside a royalty in the amount of [***] of Net Sales of Covered Products by REGENXBIO, its Affiliates and Sublicensees, subject to the royalty reductions set forth below.  REGENXBIO will have no obligation to pay any royalty with respect to Net Sales of Covered Product in any country after the Royalty Term for such Covered Product

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

in such country has expired.  Following the expiration of the Royalty Term for Covered Product in a country, the grants in Section 3.1 will become fully-paid, royalty-free, perpetual and irrevocable for such Covered Product in such country, and no further royalties will be payable.

6.4.2.Royalty Reductions.

(a)Anti-Stacking.  If, in connection with the Manufacture, use or Commercialization of Covered Product, REGENXBIO is obligated to pay royalties to Clearside and any Third Parties solely in order to Exploit the Clearside Device (including administration of Covered Product using the Clearside Device) that, in the aggregate, exceed [***] of Net Sales for Covered Product, then the royalty owed to Clearside for that Covered Product will be reduced by an amount calculated in accordance with the formula set forth in Exhibit E.

Notwithstanding the foregoing, Section 6.4.2(a) will not reduce any single royalty payment payable to Clearside by more than [***] of what it would otherwise be payable by operation of Section 6.4.1.  Credits not exhausted in any Calendar Quarter may be carried into future Calendar Quarters, subject to the foregoing sentence.

(b)No Valid Claim.  If, during the Royalty Term, no Valid Claim of the Clearside Patent Rights exists that Covers the Clearside Device in the Territory, then: (i) the royalty that would otherwise be payable will be reduced to [***] for the remainder of the Royalty Term, if any; and (ii) if there is another microneedle device that is Commercialized by a Third Party in such country that would have infringed a claim of the Clearside Patents if such claim was a Valid Claim, the royalty will be further reduced to [***].

6.5.Royalty Payments and Reports.  REGENXBIO will calculate all amounts payable to Clearside pursuant to Section 6.3 at the end of each Calendar Quarter, which amounts will be converted to Dollars, in accordance with Section 6.6.  REGENXBIO will pay to Clearside the royalty amounts due with respect to a given Calendar Quarter within [***] after the end of such Calendar Quarter.  Each payment of royalties due to Clearside will be accompanied by a statement of the amount of gross sales, Net Sales, and number of units of Covered Product(s) in each country in the Territory during the applicable Calendar Quarter (including such amounts expressed in local currency and as converted to Dollars) and a calculation of the amount of royalty payment due on such Net Sales for such Calendar Quarter, which calculation shall include the itemized deductions for Covered Products for each country included in the calculation of Net Sales.  REGENXBIO will also include in such reports any additional information reasonably requested by Clearside to calculate Net Sales attributable to its Affiliates and Sublicensees.

6.6.Currency; Payment Instructions; Late Payments.  All amounts payable and calculations hereunder will be in Dollars, and all payments due under this Agreement will be made by wire transfer in immediately available funds to an account designated by Clearside in advance of such payment, or by other mutually acceptable means.  For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), a Party will convert any amount expressed in a foreign currency into Dollar equivalents using its, its Affiliate’s or Sublicensee’s standard conversion methodology consistent with GAAP.  If any payment due to either Party under this

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Agreement is not paid when due, then such paying Party will pay interest thereon (before and after any judgment) at an annual rate (but with interest accruing on a daily basis) of [***] basis points above the U.S. effective federal funds rate, as adjusted each Business Day and published by the Federal Reserve Bank of New York through its website (https://apps.newyorkfed.org/markets/autorates/fed%20funds) (or in the event that the U.S. effective federal funds rate is no longer an applicable reference rate, such reasonably equivalent alternative as may be selected by mutual agreement exercising reasonable discretion), such interest to run from the date on which payment of such sum became due until payment thereof in full together with such interest.  Notwithstanding the previous sentence, the total payable interest rate will never be less than [***] basis points.

6.7.Taxes.

6.7.1.General.  The milestones, royalties and other amounts payable by REGENXBIO to Clearside pursuant to this Agreement (each, a “Payment”) will be paid free and clear of any and all taxes, except for any withholding taxes required by Applicable Law.  Except as provided in this Section 6.7, Clearside will be solely responsible for paying any and all taxes (other than withholding taxes required by Applicable Law to be deducted from Payments and remitted by REGENXBIO) levied on account of, or measured in whole or in part by reference to, any Payments it receives.  REGENXBIO will deduct or withhold from the Payments any taxes that it is required by Applicable Law to deduct or withhold.  Notwithstanding the foregoing, if Clearside is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable withholding tax, it may deliver to REGENXBIO or the appropriate governmental authority (with the assistance of REGENXBIO to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve REGENXBIO of its obligation to withhold such tax and REGENXBIO will apply the reduced rate of withholding or dispense with withholding, as the case may be; provided that REGENXBIO has received evidence, in a form reasonably satisfactory to REGENXBIO, of Clearside’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least [***] prior to the time that the Payments are due.  If, in accordance with the foregoing, REGENXBIO withholds any amount, it will pay to Clearside the balance when due, make timely payment to the proper taxing authority of the withheld amount and send to Clearside proof of such payment within [***] following such payment.

6.8.Financial Records.  REGENXBIO will, and will cause its Affiliates and its and their Sublicensees to, keep complete and accurate financial books and records pertaining to the Development and Commercialization of Covered Product hereunder to the extent required to calculate and verify all amounts payable hereunder.  REGENXBIO will, and will cause its Affiliates and its and their Sublicensees to, retain such books and records until [***] after the end of the period to which such books and records pertain.

6.9.Audit.  Upon Clearside’s or EGT Licensors’ request, REGENXBIO will, and will cause its Affiliates and its and their Sublicensees to, permit an independent, nationally recognized accounting firm designated by Clearside or EGT Licensor and reasonably acceptable to REGENXBIO, at reasonable times and upon reasonable notice, to audit the books and records

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

maintained pursuant to Section 6.8 to ensure the accuracy of all reports and payments under this Agreement.  Such examinations may not be conducted more than [***] in any [***] period and are limited to the preceding [***] period.  The cost of this audit will be borne by Clearside, unless the audit reveals a variance of more than [***] from the reported amounts, in which case REGENXBIO will reimburse Clearside for the accounting firm’s fees in performing the audit.  If such audit concludes that (a) additional amounts were owed by REGENXBIO, REGENXBIO will pay the additional amounts or (b) excess payments were made by REGENXBIO, Clearside will reimburse or credit such excess payments, in either case ((a) or (b)), within [***] after the date on which such audit is completed.

6.10.Confidentiality.  The Receiving Party will treat all information subject to review under this Article 6 in accordance with the confidentiality provisions of Article 8 and the Parties will cause the Auditor to enter into a reasonably acceptable confidentiality agreement with the audited Party obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.

7.PATENT MATTERS; OWNERSHIP OF INTELLECTUAL PROPERTY.  This Article 7 will automatically come into effect upon REGENXBIO’s exercise of the Option.

7.1.Filing, Prosecution and Maintenance of Patent Rights.

7.1.1.EGT Patent Rights.  The EGT Licensor will be responsible for filing for, prosecution and maintenance of the EGT Patent Rights in accordance with the terms of the Emory/Georgia Tech Agreement.  Clearside will provide REGENXBIO with all information that is provided to Clearside by the EGT Licensor with respect to the EGT Patent Rights related to use of the Clearside Device for delivery of an AAV Active Substance in the Field in accordance with Article 7 of the Emory/Georgia Tech Agreement promptly and with sufficient time for REGENXBIO to review and comment thereon.  If Clearside and EGT Licensor elect not to continue to seek or maintain any EGT Patent Rights related to use of the Clearside Device for delivery of an AAV Active Substance in the Field, then: (a) to the extent REGENXBIO is the sole exclusive sublicensee of such EGT Patent Rights (including, for clarity, to the extent the subject matter of the EGT Patent Rights relates to the use of the Clearside Device for delivery of an AAV Active Substance in the Field), Clearside will provide REGENXBIO with timely notice and will provide REGENXBIO with a reasonable opportunity to assume responsibility for the continued prosecution and maintenance of such EGT Patent Rights, or (b) to the extent REGENXBIO is not the sole exclusive sublicensee of such EGT Patent Rights, Clearside will provide REGENXBIO with timely notice and REGENXBIO and the other exclusive licensees will negotiate in good faith regarding the assumption of responsibility for the continued prosecution and maintenance of such EGT Patent Rights.

7.1.2.Other Clearside Patent Rights.  For any Clearside Patent Rights not covered by Section 7.1.1, this Section 7.1.2 will apply.  Clearside has the first right, at its discretion and using counsel it selects, to prepare, file, prosecute and maintain all Clearside Patent Rights in Clearside’s name in the Territory.  Clearside will: (i) instruct such patent counsel to provide REGENXBIO with copies of all filings and formal correspondences relating to the Clearside

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Patent Rights related to use of the Clearside Device for delivery of an AAV Active Substance in the Field to and from the United States Patent and Trademark Office and any other patent office (including copies of each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent or patent application) and (ii) keep REGENXBIO advised of the status of actual and prospective patent filings related to use of the Clearside Device for delivery of an AAV Active Substance in the Field.  Clearside will give REGENXBIO the opportunity to provide and will reasonably consider comments on the preparation, filing, prosecution and maintenance of the Clearside Patent Rights related to use of the Clearside Device for delivery of an AAV Active Substance in the Field.  Each Party will treat any consultation regarding the preparation, filing, prosecution and maintenance of the Clearside Patent Rights, along with any information disclosed by each Party in connection therewith (including any information concerning patent expenses), as Confidential Information.  If Clearside elects not to continue to seek or maintain any Clearside Patent Rights related to use of the Clearside Device for delivery of an AAV Active Substance in the Field, then: (a) to the extent REGENXBIO is the sole exclusive licensee of such Clearside Patent Rights (including, for clarity, to the extent the subject matter of the Clearside Patent Rights relates to the use of the Clearside Device for delivery of an AAV Active Substance in the Field), Clearside will provide REGENXBIO with timely notice and will provide REGENXBIO with a reasonable opportunity to assume responsibility for the continued prosecution and maintenance of such Clearside Patent Rights, or (b) to the extent REGENXBIO is not the sole exclusive licensee of such Clearside Patent Rights, Clearside will provide REGENXBIO with timely notice and REGENXBIO and the other exclusive licensees will negotiate in good faith regarding the assumption of responsibility for the continued prosecution and maintenance of such Clearside Patent Rights.

7.1.3.Information Sharing.  Clearside (if Clearside or EGT Licensor is the prosecuting party under Section 7.1.1 or Section 7.1.2) or REGENXBIO (if REGENXBIO or an Affiliate or Sublicensee is the prosecuting party under Section 7.1.1 or Section 7.1.2) (as applicable, the “Prosecuting Party”), will: (i) instruct such patent counsel to provide the other Party (the “Non-Prosecuting Party”) with copies of all filings and formal correspondences relating to such Clearside Patent Rights to and from the United States Patent and Trademark Office and any other patent office (including copies of each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent or patent application) and (ii) keep the Non-Prosecuting Party advised of the status of actual and prospective patent filings related to use of the Clearside Device for delivery of an AAV Active Substance in the Field.  The Prosecuting Party will give the Non-Prosecuting Party the opportunity to provide and will reasonably consider comments on the preparation, filing, prosecution and maintenance of such Clearside Patent Rights.  Each Party will treat any consultation regarding the preparation, filing, prosecution and maintenance of the Clearside Patent Rights, along with any information disclosed by each Party in connection therewith (including any information concerning patent expenses), as the other Party’s Confidential Information.

7.2.Enforcement of Rights.

7.2.1.Notification.  In the event that either Party becomes aware of any actual or threatened infringement of any Clearside Patent Right in the Territory by a Third Party, such Party

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

will promptly notify the other Party in writing and will provide any information available to such Party relating to such infringement.

7.2.2.Infringement of Clearside Patents.  Clearside will generally have the first right but not the obligation, to enforce the Clearside Patent Rights, including in the Field, in the Territory.  Notwithstanding the foregoing, REGENXBIO will have the first right but not the obligation to enforce the Clearside Patent Rights to the extent any enforcement action solely alleges infringement of a Clearside Patent Right by the use of the Clearside Device for delivery of an AAV Active Substance in the Field in the Territory.  The Party with such first right will notify the other Party of its election within [***] after notification of such Clearside Patent Right infringement pursuant to Section 7.2.1 above.  In the case where Clearside has the first right to enforce the Clearside Patent Rights and elects not to pursue such action: (a) if REGENXBIO is the sole exclusive licensee with respect to such Clearside Patent Rights, REGENXBIO will have the right, but not the obligation, to commence a suit or take action relating to such infringement, subject to the terms of the Emory/Georgia Tech Agreement; or (b) if REGENXBIO is not the sole exclusive licensee with respect to such Clearside Patent Rights, REGENXBIO and the other sole exclusive licensees shall negotiate in good faith regarding the commencement of any suit or the taking of any action relating to such infringement, subject to the terms of the Emory/Georgia Tech Agreement.  The Party not bringing an action with respect to Clearside Patent Right will be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but such Party will at all times cooperate fully with the enforcing Party.  Additionally, the Party not bringing an action under the Clearside Patent Rights may have an opportunity to participate in such action, at its sole cost and expense, to the extent that the Parties may mutually agree at the time the enforcing Party elects to bring such action hereunder and, whether or not the Party not bringing the action elects to participate, the Party bringing the action will provide regular updates on the status of the action to the Party not bringing the action.  If the enforcing Party recovers monetary damages from any Third Party in a suit or action for infringement of Clearside Patent Rights, such recovery will be allocated: (x) first to the repayment of out-of-pocket costs and expenses of the Party(ies) with respect to the action (on a pro rata basis); (y) second, if such suit is related to EGT Patent Rights, to the payment of any amounts required to be paid to the EGT Licensor under the Emory/Georgia Tech Agreement; and (z) if Clearside (i) is not the enforcing Party, any remaining damages will be treated as Net Sales of Covered Product under this Agreement or, (ii) is the enforcing Party, any remaining damages will be retained by Clearside; provided, however, that, if Clearside is the enforcing party and such enforcement is not related to use of the Clearside Device for delivery of an AAV Active Substance in the Field, such remaining damages shall be retained by Clearside.  In any action, suit or proceeding instituted under this Section 7.2, the Parties will cooperate with and assist each other in all reasonable respects.  Upon the reasonable request of the Party initiating such action, suit or proceeding, the other Party will join such action, suit or proceeding if necessary to establish standing in such action, suit or proceeding, and may be represented using counsel of its own choice, at such initiating Party’s expense, or assign the right to enforce the patents to the Party initiating such action.  Neither Party will have the right to settle any patent infringement litigation under this Section 7.2 in a manner that admits the invalidity or unenforceability of the other Party’s Patent Rights or imposes on the other Party restrictions or obligations, without the written consent of such other Party (which will not be unreasonably withheld).

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

7.3.Privileged Information.  Neither Party will be required to provide legally privileged information relating to any infringement or other matter contemplated under this Article 7 until procedures and documentation reasonably acceptable to such Party are in place to protect such privileged information.

7.4.Patent Term Extension and Supplementary Protection Certificate.  The Parties will cooperate regarding patent term extensions for any Patent Rights covering Joint Inventions and for Clearside Patent Rights covering a Covered Product in the Field and Territory, including the United States with respect to extensions pursuant to 35 U.S.C. §156 et. seq. and in other jurisdictions pursuant to supplementary protection certificates, and in all jurisdictions with respect to any other extensions that are now or become available in the future, wherever applicable.  In the event that the Parties determine to apply for any patent term extension or supplementary protection certificate for any Patent Rights covering Joint Inventions and Clearside Patent Rights covering a Covered Product in the Field and Territory, each Party shall provide prompt and reasonable assistance, including taking such action as patent holder or co-owner as is required under any Applicable Law to obtain such extension or supplementary protection certificate.

7.5.Ownership of Intellectual Property.

7.5.1.Background IP.  Subject to the licenses granted by Clearside pursuant to this Agreement, each Party owns and will continue to own all Intellectual Property: (a) owned or Controlled by such Party as of the Effective Date, or (b) except as set forth in Section 7.5.2, that are Invented solely by Representatives of such Party or its Affiliates.

7.5.2.Inventions.  Any such Intellectual Property Invented in the course of performing Development assistance pursuant to Section 4.2.4 shall be (a) jointly owned by Clearside and REGENXBIO to the extent related to the combined use of Clearside Device and an AAV Active Substance (“Joint Inventions”); (b) owned solely by REGENXBIO to the extent related to an AAV Active Substance without the use of Clearside Device (“REGENXBIO Inventions”); (c) owned solely by Clearside to the extent related to the use of the Clearside Device alone or in combination with any substance other than an AAV Active Substance for use in the Field (“Clearside Inventions”).  With respect to Exploitation of Joint Inventions outside the scope of the Commercial License, the Parties shall (i) first, negotiate in good faith for one or both Parties to obtain ownership or an exclusive license to the other Party’s interest in all or a portion of such Joint Invention and (ii) subject to any transaction contemplated by the foregoing clause (i), neither Party shall be permitted to sublicense such Joint Invention without the other Party’s prior written consent, not to be unreasonably withheld.  Each Party agrees to execute any and all further instruments, forms of assignment or other documents, and take such further actions, as the other may reasonably request, in order to give effect to these ownership provisions in connection with REGENXBIO Inventions and Clearside Inventions.

8.CONFIDENTIALITY

8.1.Protection of Confidential Information.  Except to the extent expressly authorized by this Agreement, the Parties agree that each Party (the “Receiving Party”) receiving any Confidential Information of the other Party (the “Disclosing Party”) will not disclose or

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

disseminate Confidential Information of the Disclosing Party to any Third Party unless expressly permitted hereunder, and will not use such Confidential Information for any purpose other than in performing the Receiving Party’s obligations or exercising the Receiving Party’s rights hereunder.  In addition, the Receiving Party will take reasonable steps to protect the Confidential Information of the Disclosing Party from unauthorized use or disclosure, which steps will be no less than those the Receiving Party takes to protect its own confidential and/or proprietary material of a similar nature.  The foregoing obligations will apply equally to all copies, extracts and summaries of the Disclosing Party’s Confidential Information.  The obligations in this Section 8.1 will apply for a period of [***] after disclosure of the Confidential Information.

8.2.Certain Permitted Disclosures.

8.2.1.Disclosure of Confidential Information.

(a)Disclosure to Representatives.  Notwithstanding the foregoing and subject to Section 8.2.1(b), the Receiving Party may disclose Confidential Information of the Disclosing Party to [***] (collectively, “Representatives”) who have a need to know such Confidential Information in connection with the performance of the Receiving Party’s obligations or the exercise of the Receiving Party’s rights under this Agreement; provided that such Representative is bound by a confidentiality agreement with such Receiving Party that contains terms substantially similar to this Article 8.

(b)Disclosures under Applicable Law.  Notwithstanding the foregoing, each Party may disclose Confidential Information of the other Party to a Third Party to the extent such disclosure is reasonably necessary to prepare, file or prosecute Patent Rights (consistent with all other limitations set forth in this Agreement), prepare submissions to Regulatory Authorities, prosecute or defend litigation, comply with Applicable Law or submit information to Governmental Authorities provided that such Third Party, if not a governmental entity, enters into a confidentiality agreement with such Party that contains terms no less restrictive than this Article 8; provided, however, that if a Party intends to make any such disclosure of the Disclosing Party’s Confidential Information, to the extent it may legally do so it will give reasonable advance notice to the Disclosing Party of such disclosure to permit the Disclosing Party to use its reasonable endeavors to secure confidential treatment of such Confidential Information prior to disclosure (whether through protective orders or otherwise).

8.2.2.Disclosure of Agreement Terms to Certain Third Parties.  The Parties may disclose only the terms or conditions of this Agreement (but not any Confidential Information of the other Party) on a need-to-know basis (a) to its legal and financial advisors to the extent such disclosure is reasonably necessary in connection with such Party’s activities as expressly permitted by this Agreement, and (b) to a Third Party in connection with: (i) an actual or potential equity investment in or by, or underwriting by, such Third Party, (ii) an actual or potential merger, consolidation or similar transaction involving such Third Party, (iii) the sale or potential sale of all or substantially all of the assets of the Party or substantially all of the assets related to this Agreement to such Third Party or (iv) a potential or actual sublicensee hereunder and/or collaborator in relation to any Commercial License Terms; provided that such Party will make

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

such disclosure only under appropriate conditions of confidentiality by the Third Party of confidentiality and non-use at least equivalent in scope to those set forth in this Article 8.  Notwithstanding the foregoing, Clearside may provide an unredacted copy of this Agreement to the EGT Licensor for the purpose of complying with the Emory/Georgia Tech Agreement.

8.3.Securities Law Filings and Other Disclosures.  Notwithstanding any provision of this Agreement to the contrary, either Party may disclose the terms of this Agreement to the extent required, in the advice of such Party’s legal counsel, to comply with Applicable Law, including the rules and regulations promulgated by the SEC, AMF or any equivalent governmental agency in any country, or the rules of any stock exchange in which a Party is listed.  Notwithstanding the foregoing, before disclosing this Agreement or any of the terms hereof pursuant to this Section 8.3, the Parties will consult with one another on the terms of this Agreement to be redacted in making any such disclosure, with the filing Party giving due consideration to the other Party’s input.  Further, if a Party discloses this Agreement or any of the terms hereof in accordance with this Section 8.3, such Party will, at its own expense, maintain as confidential the portions of this Agreement and such other terms, as may be reasonably requested by the other Party provided, however, that the Parties agree that the financial terms in this Agreement must be redacted from any public disclosure except to the extent they have been previously disclosed in a press release or other publication pursuant to the Parties’ mutual agreement.

8.4.Public Announcements.  The Parties will agree upon the content of one (1) or more press releases, the release of which the Parties will coordinate after the Effective Date.  Except as may be expressly permitted under Section 8.3, neither Party will make any other public announcement regarding this Agreement without the prior written approval of the other Party.  Notwithstanding the foregoing, REGENXBIO and its Affiliates and its and their Sublicensees will have the right to publicly disclose research, development and commercial information (including with respect to regulatory matters) regarding Covered Product provided such disclosure: (a) does not contain non-public or Confidential Information related to any Clearside Device; and (b) does not contain any claims relating to the use of the Clearside Device in a manner that is contrary to, or would have an adverse effect on, any Regulatory Approval held by Clearside related to the Clearside Device.  For the sake of clarity, nothing in this Agreement will prevent either Party from making any public disclosure relating to this Agreement or the Clearside Device if the contents of such public disclosure have previously been made public other than through a breach of this Agreement by the issuing Party or its Affiliates.

8.5.Return of Confidential Information.  Upon expiration or termination of this Agreement, the Receiving Party will promptly return all of the Disclosing Party’s Confidential Information, including all copies thereof in any medium, except that the Receiving Party may retain one archival copy for its legal files for record keeping purposes only.

9.REPRESENTATIONS AND WARRANTIES.

9.1.Mutual Representations and Warranties.  Each of Clearside and REGENXBIO hereby represents and warrants to the other Party that as of the Effective Date:

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

9.1.1.it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

9.1.2.the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite action under the provisions of its charter, bylaws and other organizational documents, and does not require any action or approval by any of its shareholders or other holders of its voting securities or voting interests;

9.1.3.it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

9.1.4.this Agreement has been duly executed and is a legal, valid and binding obligation on each Party, enforceable against such Party in accordance with its terms;

9.1.5.the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of or default under any binding obligation existing as of the Effective Date; and

9.1.6.it does not currently employ any Person debarred by the FDA (or subject to a similar sanction of foreign equivalent), or any Person that is the subject of an FDA debarment investigation or proceeding (or similar proceeding of foreign equivalent), in any capacity in connection with Development, Manufacture or Commercialization of Clearside Devices or Covered Product (as applicable).

9.2.Representations and Warranties of Clearside.  Clearside hereby represents and warrants to REGENXBIO that as of the Effective Date:

9.2.1.to its Knowledge, the Patent Rights listed in Exhibit A constitute all of the Patent Rights Controlled by Clearside or its Affiliates that is or will be needed to Exploit Clearside Devices;

9.2.2.(a) Clearside and its Affiliates are the sole and exclusive owner of, or otherwise Control, the Clearside Technology, all of which are free and clear of any liens, charges and encumbrances, except for a lien granted to Silicon Valley Bank, as collateral agent under the Second Amended and Restated Loan and Security Agreement dated as of May 14, 2018, as amended by that certain Consent and First Amendment to Second Amended and Restated Loan and Security Agreement dated as of July 3, 2019 and that certain Consent and Second Amendment to Second Amended and Restated Loan and Security Agreement dated on or about the date hereof and as may be further amended from time to time (the “SVB Lien”), and such liens, charges and encumbrances that do not adversely affect or diminish Clearside’s ability to perform its obligations or grant any license under this Agreement, (b) neither any license granted by Clearside or its Affiliates to any Third Party, nor any license granted by any Third Party to Clearside or its Affiliates conflicts with the license grants and/or contemplated license grants to REGENXBIO hereunder and (c) Clearside is entitled to grant all rights, options and licenses under the Clearside Technology existing as of the Effective Date that it purports to grant or that are otherwise

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

anticipated to be granted to REGENXBIO under this Agreement, including, to its Knowledge, for the Exploitation of Covered Product;

9.2.3.there are no agreements pursuant to which Clearside has been granted any rights in, to or under the Clearside Technology except for the Emory/Georgia Tech Agreement;

9.2.4.to its Knowledge, after consultation with employees of Clearside having responsibility for or involvement in patent matters: (a) the Clearside Patent Rights existing as of the Effective Date are valid and enforceable patents, (b) no Third Party has challenged or threatened to challenge the extent, validity or enforceability of any Clearside Patent Right, and (c) Clearside has not received any written notice of, or has Knowledge of, any claim or threatened claim by any Third Party (i) asserting the misuse or non-infringement of any of the Clearside Technology, or (ii) challenging Clearside’s Control of any of the Clearside Technology;

9.2.5.(a) Clearside has, to its Knowledge, after consultation with employees of Clearside having responsibility for or involvement in patent matters: complied with all applicable disclosure requirements of the United States Patent and Trademark Office or any analogous foreign Governmental Authority, in connection with the prosecution and maintenance of the Clearside Patent Rights existing as of the Effective Date, (b) the pending applications included in Clearside Patents Rights are being diligently prosecuted in the respective patent offices in the Territory in accordance with Applicable Law, and Clearside or EGT Licensor has presented all relevant references, documents and information of which it and the inventors are aware to the relevant patent examiner at the relevant patent office and (c) it or EGT Licensor has timely paid all filing and renewal fees payable with respect to any such Clearside Patent Rights;

9.2.6.Clearside and its Affiliates have, to Clearside’s Knowledge, taken commercially reasonable measures consistent with industry practices to protect the secrecy, confidentiality and value of all Clearside Know-How existing as of the Effective Date;

9.2.7.to Clearside’s Knowledge, the information provided by Clearside to REGENXBIO regarding the Clearside Technology is true and correct in all material respects and Clearside has no Knowledge of any material adverse information with respect to the Clearside Technology intended to be used in connection with the Exploitation of Covered Product that has not been disclosed to REGENXBIO;

9.2.8.to Clearside’s Knowledge, there is no (a) claim, demand, suit, proceeding, arbitration, inquiry, investigation or other legal action of any nature, civil, criminal, regulatory or otherwise, pending or threatened against Clearside or any of its Affiliates that would materially alter REGENXBIO’s rights or Clearside’s obligations hereunder, or (b) judgment or settlement against or owed by Clearside or any of its Affiliates; in each case in connection with the Clearside Technology or relating to the transactions contemplated by this Agreement;

9.2.9.to Clearside’s Knowledge, the use, practice or application by REGENXBIO or Clearside (or their respective Affiliates or sublicensees) of any Clearside Technology as contemplated under this Agreement does not infringe any valid claim of an issued and unexpired patent of any Third Party (excluding, for clarity, any potential infringement that might arise solely

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

as a result of the combination of any Clearside Technology with any other technology or intellectual property);

9.2.10.all individuals who are current or former officers, employees, agents, advisors, consultants, contractors or other representatives of Clearside or any of its Affiliates who are inventors of any Clearside Technology have executed and delivered to Clearside or the applicable Affiliate a valid and enforceable assignment; provided, however, that for the avoidance of doubt, this Section 9.2.10 shall not apply to Intellectual Property licensed to Clearside under the Emory/Georgia Tech Agreement;

9.2.11.to Clearside’s Knowledge, the development of Clearside Technology has been conducted in compliance in all material respects with all Applicable Law;

9.2.12.it has not employed (and, to Clearside’s Knowledge, after making due and appropriate inquiry, has not used a contractor or consultant that has employed) any Person debarred by the FDA (or subject to a similar sanction of foreign equivalent), or any Person that is the subject of an FDA debarment investigation or proceeding (or similar proceeding of foreign equivalent), in any capacity in connection with this Agreement; and

9.2.13.it has not entered into any definitive agreement or term sheet that would (with respect to a term sheet, if the transactions thereunder are carried out) result in a Change of Control of Clearside.

9.3.Representations and Warranties of REGENXBIO.  REGENXBIO hereby represents and warrants to Clearside that as of the Effective Date it has or has the ability to obtain the financial and other capabilities reasonably necessary to discharge its obligations under this Agreement.

9.4.Additional Covenants.

9.4.1.Clearside and its Affiliates will not: (a) license, sell, assign or otherwise transfer Clearside Technology (or agree to do any of the foregoing) in a manner that conflicts with the rights granted to REGENXBIO hereunder; (b) incur or permit to exist, with respect to any Clearside Technology, any additional lien, encumbrance, charge, security interest, mortgage, liability, grant of license to Third Parties or other restriction (including in connection with any indebtedness) which conflicts with the rights granted to REGENXBIO hereunder; or (c) during the term of this Agreement, enter into any material agreements or contracts that would be inconsistent with its obligations under this Agreement; and

9.4.2.Clearside and its Affiliates will: (a) make all payments required to be made under the Emory/Georgia Tech Agreement; (b) not commit any act or permit the occurrence of any omission that it Knows would constitute a material breach of the Emory/Georgia Tech Agreement or result in the termination thereof prior to the expiration thereof in accordance with the terms thereof; (c) not amend, modify or waive any rights under the Emory/Georgia Tech Agreement in such a way as to materially adversely affect REGENXBIO’s rights or obligations under this Agreement, or terminate the Emory/Georgia Tech Agreement, without REGENXBIO’s

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

prior written consent; (d) promptly notify REGENXBIO after receiving Knowledge of any breach of the Emory/Georgia Tech Agreement by any party thereto, the occurrence of which gives rise to a right of termination thereunder by any party thereto or causes automatic termination thereunder, and (e) use commercially reasonable efforts to enforce the terms of the Emory/Georgia Tech Agreement against each other party thereto.

9.4.3.Each Party and its Affiliates (and with respect to REGENXBIO, its Sublicensees) shall conduct the Development, Manufacture (if applicable) and Commercialization of the Clearside Devices and Covered Product (as applicable) in accordance with all Applicable Laws, including without limitation current governmental regulations concerning good laboratory practices, good clinical practices and GMP.

9.4.4.Each Party will maintain as and when necessary the financial and other capabilities reasonably necessary to discharge its obligations under this Agreement.

9.5.Bring Downs to Representations and Warranties of Clearside.  If, upon the date of Clearside’s receipt of a written inquiry from REGENXBIO in advance of REGENXBIO’s anticipated exercise of the Option, Clearside has Knowledge of any event, condition, fact or circumstance occurring since the Effective Date that, if existing or occurring on or prior to the Effective Date, would have rendered inaccurate any of the representations and warranties set forth in this Article 9 (any such event, condition, fact or circumstance, an “Update”), Clearside will promptly thereafter deliver to REGENXBIO an amendment or supplement to such representations and warranties with respect to such Update.  Following the delivery of such supplement or amendment to REGENXBIO, the representations and warranties in this Article 9 will be deemed supplemented and amended as provided in this Section 9.5 for all purposes hereunder (including for purposes of indemnification set forth in Section 11.3).  For the avoidance of doubt, the existence of an Update shall not be construed as a breach of this Agreement by Clearside.

9.6.Disclaimer.  THE FOREGOING REPRESENTATIONS AND WARRANTIES OF EACH PARTY ARE IN LIEU OF ANY OTHER REPRESENTATIONS AND WARRANTIES RELATED TO ANY SUBJECT MATTER OF THIS AGREEMENT, WHETHER ORAL OR WRITTEN, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT OR ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY SPECIFICALLY EXCLUDED AND DISCLAIMED TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW.

10.TERM AND TERMINATION.

10.1.Term.

10.1.1.The term of this Agreement will commence upon the Effective Date and, unless sooner terminated as provided in this Article 10, will expire on the earlier to occur of: (a) expiry of the Option Term (if REGENXBIO does not exercise the Option) and (b) on a country-by-country, Covered Product-by-Covered Product basis, expiry of the Royalty Term (the “Term”).  For the avoidance of doubt, the term of any Commercial Supply Agreement or Quality Agreement

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

will be governed by the terms of such agreement and will not be affected by termination of this Agreement unless otherwise set forth in the Commercial Supply Agreement or Quality Agreement.

10.1.2.The term of the Commercial License (and associated Commercial License Terms) will begin on the Option Exercise Date and if not earlier terminated in accordance with the terms of this Article 10, continue until the expiration of the relevant Royalty Term.  Following the expiration of the Royalty Term for Covered Product in a country, the grants in Section 3.1 will become fully-paid, royalty-free, perpetual and irrevocable for Covered Product in such country.

10.2.Termination.

10.2.1.Material Breach.  In the event that either Party (the “Breaching Party”) is in material breach in the performance of any of its material obligations under this Agreement in addition to any other right and remedy the other Party (the “Non-Breaching Party”) may have, the Non-Breaching Party may terminate this Agreement in its entirety by providing [***] (the “Notice Period”) prior written notice (the “Termination Notice”) to the Breaching Party and specifying the breach and its claim of right to terminate; provided that: (a) the termination will not become effective at the end of the Notice Period if the Breaching Party cures the breach specified in the Termination Notice during the Notice Period; provided, further, that, to the extent such breach is curable, the Breaching Party’s cure right will be extended for up to an additional [***] if the Breaching Party commences actions to cure such breach within the Notice Period and thereafter diligently continues such actions; and (b) if either Party initiates a dispute resolution procedure under Section 12.11 as permitted under this Agreement within the Notice Period to resolve the dispute for which termination is being sought and is diligently pursuing such procedure, the termination will become effective only if such breach remains uncured for [***] after the resolution of the dispute through such dispute resolution procedure.

10.2.2.Patent Challenge.  Unless unenforceable under Applicable Law, Clearside may terminate this Agreement upon written notice to REGENXBIO if REGENXBIO, its Affiliates (excluding an Acquirer) or Sublicensees, individually or in association with any other person or entity, commences a legal action challenging the validity, enforceability or scope of any Clearside Patent Rights or EGT Licensed Technology in a court or other governmental agency of competent jurisdiction, including a reexamination or opposition proceeding and, with respect to any action commenced by a Sublicensee, (a) such proceeding is not terminated within [***] after REGENXBIO’s receipt of written notice from Clearside or (b) REGENXBIO does not terminate the Sublicense within such [***] period.

10.2.3.Termination by REGENXBIO.  REGENXBIO may terminate this Agreement in respect of one or more Covered Products:

(a)in the Territory immediately upon written notice to Clearside that, after exercising Commercially Reasonable Efforts, REGENXBIO in good faith determines that it is not advisable for REGENXBIO to continue to Develop or Commercialize Covered Product due to safety or efficacy concerns; or

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

(b)in the Territory or on a country-by-country basis, for any or no reason, upon [***] prior written notice to Clearside.

10.2.4.Termination for Insolvency.  In the event that either Party (a) files for protection under bankruptcy or insolvency laws, (b) makes an assignment for the benefit of creditors, (c) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within [***] after such filing, (d) proposes a written agreement of composition or extension of its debts, (e) proposes or is a party to any dissolution or liquidation, (f) files a petition under any bankruptcy or insolvency act or has any such petition filed against that is not discharged within [***] of the filing thereof or (g) admits in writing its inability generally to meet its obligations as they fall due in the general course (the events described in subsections (a) though (g), collectively, “Insolvency Proceedings”), then the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party.

10.2.5.Consequences of Termination.

(a)Termination in the Entire Territory.  In the event of a termination of this Agreement for the entire Territory with respect to Covered Product for any reason, all rights and licenses granted by either Party with respect to such Covered Product hereunder will immediately terminate.

(b)Termination in a Terminated Territory.  In the event of a termination of this Agreement with respect to Covered Product for a Terminated Territory (but not in the case of any termination of this Agreement in its entirety):

(i)REGENXBIO will not, and will not permit any of its Affiliates or any of its and their Sublicensees or Distributors to Exploit Clearside Devices for use with Covered Product directly or indirectly (A) to any Person for commercial use in the Terminated Territory or (B) to any Person in the Territory that REGENXBIO knows, or any of its Affiliates or any of its or their Sublicensees or Distributors knows, is likely to Exploit Clearside Devices for use with Covered Product for commercial use in the Terminated Territory or assist another Person to do so.

(ii)Notwithstanding the termination of REGENXBIO’s licenses and other rights under this Agreement, solely upon termination of this Agreement by REGENXBIO because of a Clearside material breach or Clearside Insolvency Proceeding, REGENXBIO will have the nonexclusive right for [***] after the effective date of such termination to sell or otherwise dispose of all Clearside Devices for use with Covered Product then in its inventory and any in-progress inventory as though this Agreement had not terminated, and such sale or disposition will not constitute infringement of Clearside’s or its Affiliates’ Patent Rights or other intellectual property or other proprietary rights.  For the avoidance of doubt, REGENXBIO will continue to make payments thereon as provided in Section 6.3 and 6.4 (as if this Agreement had not terminated).

(c)Emory/Georgia Tech Agreement.  In addition, if the Emory/Georgia Tech Agreement terminates for any reason, REGENXBIO shall, unless this

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Agreement also terminates, from the effective date of such termination, automatically become a direct licensee of Emory/Georgia Tech with respect to the rights sublicensed to REGENXBIO by Clearside, provided REGENXBIO did not cause the termination of the Emory/Georgia Tech Agreement.  In such case, REGENXBIO agrees to comply with all the terms of the Emory/Georgia Tech Agreement and assumes the responsibilities of Clearside thereunder, to the extent applicable to the rights granted to REGENXBIO under this Agreement.

10.3.Remedies.  Except as otherwise expressly provided herein, termination of this Agreement in whole or in part in accordance with the provisions hereof will not limit remedies that may otherwise be available in law or equity.

10.4.Survival of Certain Obligations.

10.4.1.Expiration or termination of this Agreement in whole or in part will not relieve the Parties of any obligation that accrued before such expiration or termination.

10.4.2.The following provisions will survive expiration or termination of this Agreement: Articles 1 (Definitions) (to the extent necessary for interpretation of any surviving provisions), 6 (Payments to Clearside) (to the extent of payment obligations that accrued prior to the effective date of termination), 8 (Confidentiality), 11 (Limitation of Liability, Indemnification and Insurance), and 12 (Miscellaneous), and Sections 4.2.2 (Recalls, Suspensions or Withdrawals), 7.5 (Ownership of Intellectual Property), 10.2.5 (Consequences of Termination), 10.3 (Remedies), and 10.4 (Survival of Certain Obligations).  For the avoidance of doubt, any other Section that explicitly states it survives expiration or termination of this Agreement will so survive.

10.4.3.If this Agreement is terminated with respect to Covered Product for a Terminated Territory but not in its entirety, then following such termination the foregoing provisions of this Agreement will remain in effect with respect to the Terminated Territory (to the extent they would survive and apply in the event the Agreement expires or is terminated in its entirety or as otherwise necessary for any of REGENXBIO and its Affiliates and its and their Sublicensees to exercise their rights in the Territory) and all provisions not surviving in accordance with the foregoing will terminate upon termination of this Agreement with respect to such Covered Product for the Terminated Territory and be of no further force and effect (and for the avoidance of doubt all provisions of this Agreement will remain in effect for such Covered Product with respect to all countries in the Territory other than the Terminated Territory).

11.LIMITATION ON LIABILITY, INDEMNIFICATION AND INSURANCE.

11.1.No Consequential Damages.  EXCEPT WITH RESPECT TO LIABILITY ARISING (I) FROM A BREACH OF ARTICLE 8 or SECTION 3.5, (II) FROM ANY WILLFUL MISCONDUCT OR INTENTIONALLY WRONGFUL ACT (INCLUDING FRAUD AND FRAUDULENT MISREPRESENTATION), (III) TO THE EXTENT SUCH PARTY MAY BE REQUIRED TO PROVIDE INDEMNIFICATION UNDER SECTION 11.2 OR 11.3, THEN, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT WILL EITHER PARTY OR ITS AFFILIATES BE LIABLE UNDER THIS AGREEMENT FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES,

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, INCLUDING LOSS OF PROFITS OR REVENUE SUFFERED BY EITHER PARTY OR ANY OF ITS RESPECTIVE AFFILIATES OR REPRESENTATIVES.

11.2.Indemnification by REGENXBIO.  REGENXBIO will indemnify, defend and hold harmless Clearside, its Affiliates, the EGT Licensors, and each of its and their respective employees, officers, directors and agents (each, a “Clearside Indemnified Party”) from and against any and all liability, loss, damage, expense (including reasonable attorneys’ fees and expenses) and cost (collectively, a “Liability”) that the Clearside Indemnified Party may incur or be required to pay to one or more Third Parties to the extent resulting from or arising out of:

11.2.1.[***];

11.2.2.[***]; or

11.2.3.[***];

provided that such indemnity will not apply to the extent Clearside has an indemnification obligation pursuant to Section 11.3 for such Liability, as to which Liability each Party will indemnify the other to the extent of their respective liability for such Liability.

11.3.Indemnification by Clearside.  Clearside will indemnify, defend and hold harmless REGENXBIO, its Affiliates, sublicensees, contractors, distributors and each of its and their respective employees, officers, directors and agents (each, a “REGENXBIO Indemnified Party”) from and against any and all Liabilities that the REGENXBIO Indemnified Party may incur or be required to pay to one or more Third Parties to the extent resulting from or arising out of:

11.3.1.[***];

11.3.2.[***]; or

11.3.3.[***]; provided that such indemnity will not apply to the extent REGENXBIO has an indemnification obligation pursuant to Section 11.2 for such Liability, as to which Liability each Party will indemnify the other to the extent of their respective liability for such Liability.

11.4.Procedure.

11.4.1.Notice.  Each Party will notify the other Party in writing in the event it becomes aware of a claim for which indemnification may be sought hereunder.  In the event that any Third Party asserts a claim or other proceeding with respect to any matter for which a Party (the “Indemnified Party”) is entitled to indemnification hereunder (a “Third Party Claim”), then the Indemnified Party will promptly notify the Party obligated to indemnify the Indemnified Party (the “Indemnifying Party”) thereof; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

any obligation hereunder unless (and then only to the extent that) the Indemnifying Party is prejudiced thereby.

11.4.2.Control.  The Indemnifying Party will have the right, exercisable by notice to the Indemnified Party within [***] after receipt of notice from the Indemnified Party of the assertion of any Third Party Claim, to participate in and to assume the defense thereof with counsel of its choice, which counsel will be reasonably acceptable to the Indemnified Party; provided that an Indemnified Party will have the right to retain its own counsel at its own expense.

11.4.3.Settlement.  The Indemnifying Party will not be liable for any damages with respect to any Third Party Claim that is settled or compromised by the Indemnified Party without the Indemnifying Party’s prior written consent, not to be unreasonably withheld, conditioned or delayed.  No offer of settlement, compromise or settlement by the Indemnifying Party will be binding on an Indemnified Party without the Indemnified Party’s prior written consent (not to be unreasonably withheld, conditioned or delayed), unless such settlement or compromise (i) fully releases the Indemnified Party without any liability, loss, cost or obligation, and (ii) admits no liability, wrongdoing or other admission against interest on the part of the Indemnified Party.

11.5.Insurance.

11.5.1.In General.  Each Party will have and maintain, at its sole cost and expense, adequate liability insurance, (including product liability insurance, employers liability, statutory Workers Compensation and contractual liability) to protect against potential liabilities and risk arising out of activities to be performed under this Agreement and any agreement related hereto and upon such terms (including coverages, deductible limits and self-insured retentions) as are customary in the pharmaceutical industry generally for the activities to be conducted by such Party under this Agreement, but in no event less than [***] per occurrence for personal injury and [***] per occurrence for property damage.  Such liability insurance program will insure against all types of liability, including personal injury, physical injury or property damage arising out of such Party’s activities hereunder.  All insurance coverage required under this Agreement shall be primary to any coverage carried by an Indemnified Party, shall waive all rights of subrogation against any additional insured and shall be placed with insurers whose A.M.  Best’s rating is at least [***].  Such liability insurance program will require any insurance carrier to provide the Parties with no less than [***] written notice of any change in the terms or coverage of the policy or its cancellation and, if written on a “claims made” basis, either Party will provide coverage for [***] after termination of this Agreement.  This Section 11.5 will not create any limitation on the Parties’ liability under this Agreement.  Such insurance information will be kept in confidence in the same manner as any other Confidential Information disclosed by the Parties hereunder.

12.MISCELLANEOUS.

12.1.Assignment.  The rights arising under this Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed; provided, however, that either Party may assign such rights without the consent of the other Party (a) to any of its Affiliates; or (b) to any Person

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

acquiring all or substantially all of its assets or business to which this Agreement relates, whether by merger, sale of assets, operation of law or otherwise.  In all cases, the assigning Party will provide the other Party with prompt written notice of any such assignment.  No assignment of rights under this Agreement will act as a novation.  Any assignment not in accordance with this Section 12.1 will be void.

12.2.Rights in Bankruptcy.  All rights and licenses granted under or pursuant to this Agreement by Clearside are and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code.  The Parties agree that REGENXBIO, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction.  The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Clearside under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, REGENXBIO will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in REGENXBIO’s possession, will be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon REGENXBIO’s written request therefor, unless Clearside elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of Clearside upon written request therefor by REGENXBIO.

12.3.Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

12.4.Force Majeure.  Any delay in performance by any Party under this Agreement will not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected, potentially including but not limited to acts of God, embargoes, governmental restrictions, strikes (but not strikes of the delayed Party) or other concerted acts of workers, fire, flood, earthquakes, explosions, riots, wars, civil disorder, rebellion or sabotage.  The Party suffering such occurrence will immediately notify the other Party, and any time for performance hereunder will be extended by the actual time of delay caused by the occurrence.

12.5.Notices.  All communications required to be made under this Agreement will be sent to the addresses set out below, or to such other addresses as may be designated by one Party to the other by notice pursuant hereto, by (a) internationally recognized overnight courier which notice shall be effective the next Business Day; (b) prepaid registered or certified US mail, return receipt requested, which notice shall be effective seven (7) days of deposit; or (c) email, which notice shall be effective on the next Business Day, provided such notice is followed by either of the notice methods set forth in subclauses (a) and (b).

All correspondence to REGENXBIO will be addressed as follows:

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

REGENXBIO Inc. 9600 Blackwell Road Suite 210 Rockville, MD 20850 Attention: Chief Executive Officer
with a copy to:
REGENXBIO Inc. 9600 Blackwell Road Suite 210 Rockville, MD 20850 Attention: General Counsel Email: [***]
All correspondence to Clearside will be addressed as follows:
Clearside Biomedical, Inc. 900 North Point Parkway, Suite 200 Alpharetta, GA 30005 Attention: CEO
with a copy to:
Clearside Biomedical, Inc. 900 North Point Parkway, Suite 200 Alpharetta, GA 30005 Attention: General Counsel

12.6.Amendment.  No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

12.7.Waiver.  No waiver by either Party hereto of any breach or default hereunder will be deemed a waiver as to any subsequent or similar breach or default.  The failure of any Party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

12.8.Severability.  If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same will not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement will be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible.  In any such event, this Agreement will be construed as if such clause or portion thereof had never been contained in this Agreement, and there will be deemed substituted therefor such provision as will

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by Applicable Law.

12.9.Headings.  The headings herein are for convenience purposes only and will be of no force or effect in construing or interpreting any of the provisions of this Agreement.

12.10.Governing Law.  This Agreement will be governed by the laws of the State of Delaware, without regard to its choice of law principles, provided, that the United Nations Convention on Contracts for the International Sale of Goods will not apply.

12.11.Dispute Resolution.  Any dispute, controversy or claim that may arise relating to the terms of this Agreement, the interpretation thereof or the compliance of the Parties therewith will be referred to the CEO of Clearside and the CEO of REGENXBIO (or their respective designee who has the authority to make decisions on behalf of such Party) who will negotiate in good faith to resolve the dispute.  If any dispute is not resolved by these individuals (or their designees) within [***] after such dispute is referred to them, or such longer period as they may mutually agree, either Party may resort to the federal courts of the State of Delaware for resolution of the dispute.  Notwithstanding anything to the contrary in this Agreement, if either Party in its sole judgment believes that any such dispute could cause it irreparable harm, including disputes or matters related to intellectual property, such Party (i) will be entitled to seek equitable relief in order to avoid such irreparable harm and (ii) will not be required to follow the procedures set forth in this Section 12.11.  The provisions of this Section 12.11 will survive the termination or expiration of this Agreement.

12.12.Entire Agreement.  This Agreement, including any Exhibits hereto and thereto, constitute and contain the complete, final and exclusive understanding and agreement of the Parties and cancel and supersede any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof and thereof, including the Confidentiality Agreement which is hereby terminated effective as of the Effective Date.  Notwithstanding the foregoing, unless and until the Option is exercised in accordance with Section 2.2 of this Agreement or the Technology Access Agreement is terminated in accordance with its terms, the Technology Access Agreement will remain in full force and effect.

12.13.Independent Contractors.  Both Parties are independent contractors under this Agreement.  Nothing herein contained will be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party.  Neither Party will have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

12.14.Cumulative Rights.  The rights, powers and remedies hereunder will be in addition to, and not in limitation of, all rights, powers and remedies provided at law or in equity, or under any other agreement between the Parties.  All of such rights, powers and remedies will be cumulative, and may be exercised successively or cumulatively.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

12.15.Counterparts.  This Agreement may be executed in two (2) counterparts, each of which will be an original and both of which will constitute together the same document.  Counterparts may be signed and delivered by facsimile or PDF file, each of which will be binding when received by the applicable Party.

12.16.Interpretation.  Unless the context of this Agreement otherwise requires: (a) words of one gender include the other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby,” and other similar words refer to this entire Agreement; (d) the words “include”, “includes”, and “including” when used in this Agreement will be deemed to be followed by the words “without limitation”, unless otherwise specified; (e) the terms “Article” and “Section” refer to the specified Article and Section of this Agreement; and (f) the word “withheld” in the phrases “withheld unreasonably” or “unreasonably withheld” and other forms of such words, will be deemed to be followed by the words “conditioned or delayed,” and (g) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

12.17.No Third Party Rights or Obligations.  Notwithstanding a Clearside Indemnified Party, other than the EGT Licensors, or a REGENXBIO Indemnified Party’s right to indemnification under Section 11.2 and 11.3 (which, for clarity, must be exercised through a Party and may not be exercised directly by such Persons), no provision of this Agreement will be deemed or construed in any way to result in the creation of any rights or obligation in any Person not a Party to this Agreement; provided, however, that the EGT Licensors may directly enforce their rights hereunder.  However, either Party may decide, in its sole discretion, to use one or more of its Affiliates to perform its obligations and duties hereunder, provided that such deciding Party will remain liable hereunder for the performance by any such Affiliates of any such obligations.

[Signature page follows.]

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

REGENXBIO INC. By:_/s/ Kenneth Mills______________ Name:_Kenneth Mills________________ Title:_President & CEO______________	CLEARSIDE BIOMEDICAL, INC. By:_/s/ George Lasezkay___________ Name:_George Lasezkay______________ Title:_CEO_________________________

Exhibit A
[***]

Exhibit B
[***]

Exhibit C
[***]

Exhibit D
[***]

Exhibit E
[***]